LON55100484/9 162683-0025 No. 719885 The Companies Act 2006 ARTICLES OF ASSOCIATION OF Rio Tinto plc Incorporated 30th March, 1962 (New Articles of Association adopted by Special Resolution passed on 20 April 2009 and further amended by Special Resolution as of 1 October 2009 and Special Resolution as of 7 May 2020) Exhibit 1.1

LON55100484/9 162683-0025 2 CONTENTS Article No. Page No. Articles of Association .................................................................................................... 6 Preliminary ..................................................................................................................... 6 1 Table A not to apply ..................................................................................................... 6 2 Interpretation ................................................................................................................ 6 Income and Capital Rights .......................................................................................... 17 3 .......................................................................................................................................... 17 Share Capital ................................................................................................................ 22 4 Liability of members is limited .................................................................................. 22 5 Consolidation, subdivision and cancellation .............................................................. 22 6 Purchase of own shares .............................................................................................. 23 7 Reduction of capital .................................................................................................... 23 Shares ............................................................................................................................ 23 8 Rights attaching to shares on issue ............................................................................. 23 8A DLC Dividend Share .............................................................................................. 24 9 Directors’ power to allot ............................................................................................. 24 10 Commissions on issue of shares ................................................................................. 26 11 Renunciation of allotment .......................................................................................... 26 12 Trust etc. interests not recognised .............................................................................. 26 Share Certificates ......................................................................................................... 26 13 Issue of share certificates............................................................................................ 26 14 Form of share certificate ............................................................................................. 27 15 Joint holders ............................................................................................................... 27 16 Replacement of share certificates ............................................................................... 27 Calls on Shares .............................................................................................................. 27 17 Power to make calls .................................................................................................... 27 18 Liability for calls ........................................................................................................ 28 19 Interest on overdue amounts ....................................................................................... 28 20 Other sums due on shares ........................................................................................... 28 21 Power to differentiate between holders ...................................................................... 28 22 Payment of calls in advance ....................................................................................... 28 Forfeiture and Lien ...................................................................................................... 28 23 Notice on failure to pay a call .................................................................................... 28 24 Forfeiture for non-compliance .................................................................................... 29 25 Disposal of forfeited shares ........................................................................................ 29 26 Holder to remain liable despite forfeiture .................................................................. 29 27 Tax liabilities .............................................................................................................. 29 28 Lien on partly-paid shares .......................................................................................... 30 29 Sale of shares subject to lien ...................................................................................... 30 30 Evidence of forfeiture ................................................................................................. 31 Variation of Rights ....................................................................................................... 31 31 Manner of variation of rights ...................................................................................... 31 32 Matters not constituting variation of rights ................................................................ 32 33 Separate approvals of Class Rights Actions ............................................................... 32 Transfer of Shares ........................................................................................................ 34 34 Form of transfer .......................................................................................................... 34 35 Balance certificate ...................................................................................................... 34 36 Right to refuse registration ......................................................................................... 34

LON55100484/9 162683-0025 3 37 Retention of transfers ................................................................................................. 35 38 No fee on registration ................................................................................................. 35 39 Deleted ........................................................................................................................ 35 40 Deleted ........................................................................................................................ 35 Transmission of Shares ................................................................................................ 35 41 Persons entitled on death ............................................................................................ 35 42 Election by persons entitled by transmission ............................................................. 35 43 Rights of persons entitled by transmission ................................................................. 35 44 Deleted ........................................................................................................................ 36 Untraced Members ....................................................................................................... 36 45 ........................................................................................................................................ 36 General Meetings .......................................................................................................... 37 46 Annual General Meetings ........................................................................................... 37 47 Convening and Format of General Meetings ............................................................. 37 Notice of General Meetings.......................................................................................... 40 48 Length of notice for General Meetings ...................................................................... 40 49 Contents of notice of General Meetings ..................................................................... 40 Proceedings at General Meetings ................................................................................ 41 50 Chair ........................................................................................................................... 41 51 Quorum ....................................................................................................................... 41 52 Lack of quorum .......................................................................................................... 41 53 Conduct of meetings ................................................................................................... 41 54 Adjournment and notice of adjourned meeting .......................................................... 41 54A Contemporaneous Parallel RTL General Meetings ................................................ 42 55 Amendments to resolutions ........................................................................................ 45 Polls ................................................................................................................................ 45 56 Demand for poll .......................................................................................................... 45 57 Procedure on a poll ..................................................................................................... 46 58 Voting on a poll .......................................................................................................... 46 59 Timing of poll ............................................................................................................. 47 Votes of Members ......................................................................................................... 47 60 Votes attaching to shares ............................................................................................ 47 61 Votes of joint holders ................................................................................................. 48 62 Deleted ........................................................................................................................ 48 63 Restriction on voting in particular circumstances ...................................................... 48 64 Change of control ....................................................................................................... 50 65 Voting by guardian ..................................................................................................... 60 66 Validity and result of vote .......................................................................................... 61 Proxies ........................................................................................................................... 61 67 Appointment of Proxies .............................................................................................. 61 67A Multiple Proxies ..................................................................................................... 61 68 Form of proxy ............................................................................................................. 62 69 Deposit of form of proxy ............................................................................................ 62 70 Rights of proxy ........................................................................................................... 63 71 Termination of proxy’s authority ............................................................................... 63 Corporations Acting by Representatives.................................................................... 64 72 ........................................................................................................................................ 64 Directors ........................................................................................................................ 64 73 Number of Directors ................................................................................................... 64 74 Share qualification ...................................................................................................... 64

LON55100484/9 162683-0025 4 75 Directors’ remuneration.............................................................................................. 64 76 Other remuneration of Directors ................................................................................ 65 77 Directors’ expenses .................................................................................................... 65 78 Directors’ pensions and other benefits ....................................................................... 65 79 Appointment and powers of executive Directors ....................................................... 65 80 Alternate Directors ..................................................................................................... 66 Appointment and Retirement of Directors ................................................................ 67 81 Deleted ........................................................................................................................ 67 82 Retirement at Annual General Meetings .................................................................... 67 83 Deleted ........................................................................................................................ 67 84 Re-election of retiring Director .................................................................................. 67 85 Election of two or more Directors .............................................................................. 68 86 Nomination of Director for election ........................................................................... 68 87 Period for Nomination of Directors for election ........................................................ 68 88 Election or appointment of additional Director .......................................................... 68 88A Provision if insufficient directors appointed .......................................................... 69 89 Vacation of office ....................................................................................................... 69 90 Removal of Director ................................................................................................... 70 Meetings and Proceedings of Directors ...................................................................... 70 91 Convening of meetings of Directors .......................................................................... 70 92 Quorum ....................................................................................................................... 70 93 Chair ........................................................................................................................... 70 94 Casting vote ................................................................................................................ 70 95 Number of Directors below minimum ....................................................................... 71 96 Telephone Board Meetings......................................................................................... 71 97 Directors’ written resolutions ..................................................................................... 71 98 Validity of proceedings .............................................................................................. 71 Directors’ Interests ....................................................................................................... 72 99 Authorisation of Directors’ interests .......................................................................... 72 99A Directors may have interests .................................................................................. 72 100 Restrictions on quorum and voting ........................................................................ 74 100A Confidential information .................................................................................... 75 101 Directors’ interests - general .................................................................................. 76 Committees of the Directors ........................................................................................ 76 102 Appointment and constitution of committees ........................................................ 76 103 Proceedings of committee meetings ....................................................................... 77 Powers of Directors ...................................................................................................... 77 104 General powers ....................................................................................................... 77 105 Powers and obligations in relation to the Sharing Agreement ............................... 77 106 Deleted .................................................................................................................... 78 107 Appointment of attorney ........................................................................................ 78 108 Signature on cheques etc. ....................................................................................... 78 109 Borrowing powers .................................................................................................. 78 Secretary ........................................................................................................................ 81 110 ...................................................................................................................................... 81 The Seal ......................................................................................................................... 82 111 ...................................................................................................................................... 82 Authentication of Documents ...................................................................................... 82 112 ...................................................................................................................................... 82 Profits and Reserves ..................................................................................................... 83

LON55100484/9 162683-0025 5 113 Establishment of reserves ....................................................................................... 83 114 Business bought as from past date.......................................................................... 83 Dividends ....................................................................................................................... 83 115 Dividends ................................................................................................................ 83 116 Distribution in specie .............................................................................................. 83 117 No dividend except out of profits ........................................................................... 84 118 Ranking of shares for dividend............................................................................... 84 119 Manner of payment of dividends ............................................................................ 84 120 Uncashed dividend cheques ................................................................................... 85 121 Joint holders ........................................................................................................... 85 122 Record date for dividends ....................................................................................... 85 123 No interest on dividends ......................................................................................... 85 124 Retention of dividends ............................................................................................ 86 125 Unclaimed dividend ............................................................................................... 86 126 Waiver of dividend ................................................................................................. 86 Capitalisation of Profits and Reserves ........................................................................ 86 127 ...................................................................................................................................... 86 Scrip Dividends ............................................................................................................. 87 128 ...................................................................................................................................... 87 Accounts ........................................................................................................................ 88 129 Accounting records ................................................................................................. 88 130 Copies of accounts for members ............................................................................ 89 131 Validity of Auditor’s acts ....................................................................................... 89 132 Auditor’s right to attend General Meetings ............................................................ 89 Communications with Members ................................................................................. 89 133 Service of notices ................................................................................................... 89 134 Joint holders ........................................................................................................... 90 135 Deceased and bankrupt members ........................................................................... 90 136 Overseas members .................................................................................................. 91 137 Uncontactable members ......................................................................................... 91 138 Suspension of postal services ................................................................................. 91 138A Signature or authentication of documents sent by electronic means ................. 92 139 Statutory provisions as to notices ........................................................................... 92 Winding Up ................................................................................................................... 92 140 Directors’ power to petition ................................................................................... 92 141 Distribution of assets in specie ............................................................................... 92 Destruction of Documents ............................................................................................ 93 142 ...................................................................................................................................... 93 Directors’ Liabilities ..................................................................................................... 94 143 Indemnity ................................................................................................................ 94 143A Insurance ............................................................................................................ 94 143B Defence expenditure ........................................................................................... 95 Further Provision on Shares in Uncertificated Form ............................................... 96 144 ...................................................................................................................................... 96

LON55100484/9 162683-0025 6 The Companies Act 2006 ARTICLES OF ASSOCIATION OF Rio Tinto plc (Adopted by Special Resolution passed on 20 April 2009 and further amended by Special Resolution as of 1 October 2009 and Special Resolution as of [date] 2020) PRELIMINARY 1 Table A not to apply. Neither the regulations in Table A in the Companies (Tables A to F) (Amendment) Regulations 1985 nor any other articles or regulations which may apply to companies under the Statutes, unless excluded or modified, shall apply to the Company. 2 Interpretation (A) In these Articles (if not inconsistent with the subject or context) the words and expressions set out in the first column below shall bear the meanings set opposite to them respectively:- “Aggregate Publicly-held Ordinary Shares” means all of the Publicly-held Rio Tinto Ordinary Shares and all of the Publicly-held RTL Ordinary Shares from time to time; “Alternate Director” means a person appointed from time to time as an Alternate Director in accordance with these Articles; “Applicable Regulation” means, in the case of RTL, applicable Australian law and regulations (including listing rules) and, in the case of the Company, applicable English laws and regulations (including listing rules and guidelines with which companies listed on the London Stock Exchange customarily comply), in each case for the time being in force and taking account of all waivers or variations from time to time applicable (in particular situations or generally) to RTL or, as the case may be, the Company; “Articles” means these Articles of Association as from time to time altered; “Associated Company” has the meaning given thereto by Section 256 of the Companies Act 2006; “Auditor” means the auditor or auditors appointed by the Company from time to time; “Australian dollars” means the lawful currency from time to time of Australia;

LON55100484/9 162683-0025 7 “Australian Securities Exchange” means the ASX Limited (ACN 008 624 691) or any successor to that body; “Board” means the board of Directors of the Company (or a duly appointed committee of that board) from time to time; “Board of RTL” means the board of directors of RTL (or a duly appointed committee of that board) from time to time; “Business Day” means a day on which banks are ordinarily open for business in both London and Melbourne, excluding Saturdays and Sundays; “Class Rights Action” means, in relation to the Company or RTL, any of the actions listed in Article 33(A); “Companies Act Subsidiary” has the meaning ascribed to the term “subsidiary” in Section 1159 of the Companies Act 2006 and when used in relation to a company means any subsidiary of that company from time to time; “Corporations Act” means the Corporations Act 2001 (Cth) of Australia; “Corporations Act Subsidiary” has the meaning given to “subsidiary” in Section 9 of the Corporations Act and when used in relation to a body corporate means any subsidiary of that body corporate from time to time; “Deed Poll Guarantee” means the deed executed by the Company for the benefit of certain present and future creditors of RTL as amended from time to time; “Director” means a person appointed or elected from time to time to the office of Director of the Company in accordance with these Articles and includes any Alternate Director duly acting as a Director; “DLC Dividend Share” means the dividend share of 10p in the Company, issued in accordance with Article 8A, until it is cancelled, redeemed or otherwise ceases to exist or until it converts to an Ordinary Share in accordance with these Articles; “Equalisation Fraction” means the Equalisation Ratio expressed as a fraction with the numerator being the number relating to the RTL Ordinary Shares and the denominator being the number relating to the Ordinary Shares; “Equalisation Ratio” means the ratio of the dividend, capital and voting rights per RTL Ordinary Share to the dividend, capital and voting rights per Ordinary Share as set out in the Sharing Agreement and as adjusted from time to time in accordance with the Sharing Agreement; “Equalisation Share” means the equalisation share of 10p in the Company;

LON55100484/9 162683-0025 8 “Excluded RTL Holder” means any person who is a Relevant Person (other than a Permitted Person) both as defined in the RTL Constitution on whom a notice has been served by the Directors of RTL pursuant to Rule 145D of the RTL Constitution which has not been complied with to the satisfaction of the RTL directors or withdrawn; “in writing” means written or produced by any substitute for writing or partly one and partly another and shall include, except where otherwise expressly specified in these Articles or the context otherwise requires, and subject to any limitations, conditions or restrictions contained in or the provisions of the Statutes, any representation of words in some visible form, whether in a physical document or in an electronic communication or form or otherwise howsoever; “Joint Decision” means in relation to a General Meeting a resolution put to the vote of the meeting on a Joint Decision Matter; “Joint Decision Matter” means any of the following:- (i) the appointment or removal of a Director of the Company and/or a director of RTL; (ii) the receipt or adoption of the annual accounts of the Company and/or RTL (if shareholders are to be asked to vote on the receipt or adoption of such accounts); (iii) a change of name by the Company and/or RTL; (iv) any proposed acquisition or disposal and any proposed transaction with a substantial shareholder, director or other related party which (in any case) is required under Applicable Regulation to be authorised by shareholders; (v) the appointment or removal of the Auditors of the Company and/or the auditors of RTL; (vi) the creation of a new class of shares (or securities convertible into, exchangeable for or granting rights to subscribe for or purchase shares of a new class) in the Company or RTL; (vii) a change of the corporate status of or reregistration of the Company or RTL;

LON55100484/9 162683-0025 9 (viii) a matter referred to in Clause 9.2 of the Sharing Agreement; and (ix) any other matter which the Directors (or a duly constituted committee of the Directors) of the Company and the Board of RTL agree (generally or in a particular case) should be decided upon by Joint Decision; “Limiting Restriction” refers to the limit (if any) on offers for cash (otherwise than pro rata by way of rights to existing holders of Ordinary Shares or RTL Ordinary Shares) of shares or other securities existing under restrictions for the time being applicable to RTL or the Company under Applicable Regulation, and for the purpose of ascertaining the most Limiting Restriction at any time in any situation:- (i) a restriction applicable to RTL shall be treated as also applicable to the Company (converting the restrictions, expressed in terms of a number of RTL shares, into a number of shares in the Company by application of the Equalisation Ratio), and vice versa in relation to a restriction applicable to the Company; (ii) a restriction expressed in terms of a nominal amount of the Company’s equity share capital shall be treated as if it related to the number of Ordinary Shares represented by that nominal amount and then converted into a number of RTL Ordinary Shares by application of the Equalisation Ratio and any restriction in relation to RTL shall be similarly treated; (iii) a restriction (when expressed as a number of RTL Ordinary Shares or Ordinary Shares) that, under Applicable Regulation, has been derived by application of a percentage to a number or nominal amount of RTL Ordinary Shares and/or number or nominal amount of Ordinary Shares rather than to the number of the Aggregate Publicly-held Ordinary Shares (taking into account the application of the Equalisation Ratio as described in (i) and (ii) above) shall be adjusted to the number that would have been derived from the application of such percentage to the number of the Aggregate Publicly-held Ordinary Shares

LON55100484/9 162683-0025 10 (after so taking into account the application of Equalisation Ratio); and (iv) any restriction which under Applicable Regulation comes into force in relation to either RTL or the Company after the date of the Sharing Agreement which does not fall within (i), (ii) or (iii) above shall be applied to the Aggregate Publicly-held Ordinary Shares in the way which the Directors (or a duly constituted committee of the Directors) and the Board of RTL agree best reflects the rationale underlying paragraphs (i), (ii) and (iii) of this definition; “Liquidation Exchange Rate” means, as at any date, the closing mid-point spot Australian dollar-sterling exchange rate on the Business Day before such date (as shown in the London Edition of the Financial Times, or such other point of reference as the liquidator and the auditor (or, as the case may be, liquidator) of RTL may determine); “London Stock Exchange” means London Stock Exchange plc or any successor to that body; “Market Value” means, in respect of an issue of a relevant share or security, the weighted average sale price derived from the Australian Securities Exchange (in the case of RTL) and the middle market quotation derived from the London Stock Exchange Daily Official List (in the case of the Company) in each case on the dealing day immediately preceding the date on which any such issue is publicly announced except that in the case of an allotment of Ordinary Shares pursuant to Article 128 it shall mean the value of an Ordinary Share as defined in Article 128(D) and in the case of an allotment of RTL Ordinary Shares by way of dividend it shall mean the weighted average sale price of a RTL Ordinary Share derived from the Australian Securities Exchange over the five business days (being trading days on the Australian Securities Exchange) prior to the books closing date in respect of that dividend; “Matching Offers” means offers by way of rights either by both RTL and the Company to their respective ordinary shareholders or by RTL on its own or by the Company on its own to both the holders of Ordinary Shares and the holders of RTL Ordinary Shares which, so far as is practicable, take place contemporaneously and which the auditors of RTL

LON55100484/9 162683-0025 11 have certified do not materially disadvantage a holder of a RTL Ordinary Share in comparison with a holder of an Ordinary Share and which the Auditors have certified do not materially disadvantage a holder of an Ordinary Share in comparison with a holder of a RTL Ordinary Share; “month” means calendar month; “Office” means the registered office of the Company for the time being; “Operator” means Euroclear UK & Ireland Limited or such other person as may for the time being be approved by H.M. Treasury as Operator under the Regulations; “Operator-instruction” means a properly authenticated dematerialised instruction attributable to the Operator; “Ordinary Shares” means the ordinary shares of 10p each in the Company from time to time; “paid” means paid or credited as paid; “Parallel RTL General Meeting” the general meeting of the shareholders of RTL that is most nearly, or is actually, contemporaneous with a General Meeting; “participating security” means a security title to units of which is permitted by the Operator to be transferred by means of a relevant system; “Publicly-held Ordinary Shares” means, in relation to the Company, Publicly-held Rio Tinto Ordinary Shares and, in relation to RTL, Publicly-held RTL Ordinary Shares; “Publicly-held Rio Tinto Ordinary Shares” means Ordinary Shares the beneficial owners of which are not members of the RTL Group; “Publicly-held RTL Ordinary Shares” means RTL Ordinary Shares the beneficial owners of which are not members of the Rio Tinto Group; “Register” means the register of members of the Company; “Regulations” means the Uncertificated Securities Regulations 2001 (SI 2001 No.2001/3755); “relevant period” when used in Article 33 refers to the period by reference to which any Limiting Restriction applies; “relevant system” means a computer-based system, and procedures, which enable title to units of a security to be evidenced and transferred without a written instrument pursuant to the Regulations; “Rio Tinto Entrenched Provision” means any of the following provisions of the Company’s Articles of Association as in force at the date of adoption of these Articles: the definitions in this Article 2 of “Aggregate Publicly-held Ordinary

LON55100484/9 162683-0025 12 Shares”, “Applicable Regulation”, “Australian dollars”, “Board of RTL”, “Class Rights Action”, “Companies Act Subsidiary”, “Corporations Act”, “Corporations Act Subsidiary”, “RTL”, “RTL Deed Poll Guarantee”, “RTL Entrenched Provision”, “RTL Equalisation Share”, “RTL Group”, “RTL Constitution”, “RTL Ordinary Shares”, “RTL Shareholder SVC”, “RTL Shareholder Voting Agreement”, “RTL Special Voting Share”, “Deed Poll Guarantee”, “Equalisation Fraction”, “Equalisation Ratio”, “Equalisation Share”, “Excluded RTL Holder”, “Joint Decision”, “Joint Decision Matter”, “Limiting Restriction”, “Liquidation Exchange Rate”, “Market Value”, “Matching Offers”, “Ordinary Shares”, “Publicly- held RTL Ordinary Shares”, “Publicly-held Ordinary Shares”, “Publicly-held Rio Tinto Ordinary Shares”, “relevant period”, “Rio Tinto Entrenched Provision”, “Rio Tinto Group”, “RTP Shareholder SVC”, “RTP Shareholder Voting Agreement”, “Sharing Agreement”, “Special Voting Share” and “sterling” and the paragraph defining procedural resolutions; the provisions of Article 3 (so far as it relates to the Special Voting Share or the Equalisation Share); Article 9(B)(iv)(a)(III); Article 31; Article 33; Article 36(C); Article 55; Article 56(A) (so far as it relates to or affects the rights of the holder of the Special Voting Share or the requirement that polls be held on matters on which such holder is entitled to vote); Article 59; Article 60; Article 64; Article 69; the second sentence of Article 80(A); Article 82; paragraph (D) and the following sentence of Article 84; Article 86(B) and the last sentence of Article 86; Article 88; Article 89(G); the proviso in brackets in Article 90; Article 97 and Article 105; “Rio Tinto Group” means the Company and its Companies Act Subsidiaries and a member of the Rio Tinto Group means any of them; “RTL” means Rio Tinto Limited (ACN 004 458 404), a company incorporated in Victoria, Australia; “RTL Constitution” means the Constitution of RTL as amended from time to time; “RTL Deed Poll Guarantee” means the deed executed by RTL for the benefit of certain present and future creditors of the Company as amended from time to time; “RTL Entrenched Provision” has the meaning given to the term “Rio Tinto Limited Entrenched Provision” in the RTL Constitution;

LON55100484/9 162683-0025 13 “RTL Equalisation Share” means the equalisation share in RTL; “RTL Group” means RTL and its Corporations Act Subsidiaries; “RTL Ordinary Shares” means the issued ordinary shares in RTL from time to time; “RTL Shareholder SVC” means RTL Shareholder SVC Limited, a company incorporated in England with registered number 3115178 or such other company as replaces RTL Shareholder SVC Limited pursuant to the RTL Shareholder Voting Agreement; “RTL Shareholder Voting Agreement” means the agreement entered into between RTL Shareholder SVC, The Law Debenture Trust Corporation p.l.c., RTL and the Company relating, inter alia, to how the Special Voting Share is to be voted, as amended from time to time; “RTL Special Voting Share” means the special voting share in RTL; “RTP Shareholder SVC” means RTP Shareholder SVC Pty Limited (ACN 070 481 908), a company incorporated in Victoria, Australia or such other company as replaces RTP Shareholder SVC Pty Limited pursuant to the terms of the RTP Shareholder Voting Agreement; “RTP Shareholder Voting Agreement” means the Agreement entered into between RTP Shareholder SVC, The Law Debenture Trust Corporation p.l.c., the Company, Rio Tinto Australian Holdings Limited and RTL relating, inter alia, to how the RTL Special Voting Share and the RTL Ordinary Shares held by Tinto Holdings Australia Pty Limited (ACN 004 327 922) or beneficially owned by any other member of the Rio Tinto Group are to be voted, as amended from time to time; “Seal” means the Common Seal of the Company; “Securities Seal” means an official seal kept by the Company by virtue of Section 50 of the Companies Act 2006; “Share Warrant” means a warrant to bearer issued by the Company in respect of its shares; “Sharing Agreement” means the agreement entered into between RTL and the Company headed “DLC Merger Sharing Agreement” as amended from time to time; “Special Voting Share” means the special voting share of 10p in the Company; “Supplementary Chair” has the meaning given to it in Article 54A; “Statutes” means the Companies Acts, the Regulations and every other enactment for the time being in force

LON55100484/9 162683-0025 14 applying to or concerning companies and affecting the Company; “sterling” means the lawful currency from time to time of the United Kingdom; “Transfer Office” means the place where the Register is situated for the time being; “UK Listing Authority” means the Financial Conduct Authority in its capacity as competent authority for official listing under Part VI of the Financial Services and Markets Act 2000; “United Kingdom” means Great Britain and Northern Ireland; “wholly owned subsidiary” in relation to a body corporate, means a body corporate none of whose members is a person other than the first mentioned body corporate, a wholly owned subsidiary of the first mentioned body corporate or a nominee of the first mentioned body corporate or its wholly owned subsidiary; and “Year” means calendar year. (B) The expression “address” shall include any number or address (including, in the case of any Uncertificated Proxy Instruction permitted under Article 69, an identification number of a participant in the relevant system) used for the purposes of sending or receiving notices, documents or information by electronic means and/or by means of a website. (C) The expression “Companies Acts” shall have the meaning given thereto by Section 2 of the Companies Act 2006 but shall only extend to provisions which are in force at the relevant date. (D) The expression “Company Communications Provisions” shall have the same meaning as in the Companies Acts. (E) The expressions “debenture” and “debenture holder” shall respectively include debenture stock and debenture stockholder. (F) The expressions “hard copy form”, “electronic form” and “electronic means” shall have the same respective meanings as in the Company Communications Provisions. (G) The expressions “recognised clearing house” and “recognised investment exchange” shall mean any clearing house or investment exchange (as the case may be) granted recognition under the Financial Services and Markets Act 2000. (H) The expression “Secretary” shall include any person appointed by the Directors to perform any of the duties of the Secretary including, but not limited to, a joint, assistant or deputy Secretary. (I) The expression “shareholders’ meeting” shall include both a General Meeting and a meeting of the holders of any class of shares of the Company. The expression “General Meeting” shall include any general meeting of the Company, including any general meeting held as the Company’s annual general meeting in

LON55100484/9 162683-0025 15 accordance with Section 360 of the Companies Act 2006 (“Annual General Meeting”). (J) All such of the provisions of these Articles as are applicable to paid-up shares shall apply to stock, and the words share and shareholder shall be construed accordingly. (K) Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words referring to any gender or genders shall include all genders. Words denoting persons shall include bodies corporate and unincorporated associations. (L) References to any statute or statutory provision of the United Kingdom or Australia shall unless the context otherwise requires be construed as relating to any statutory modification or re-enactment thereof for the time being in force (whether coming into force before or after the adoption of these Articles). (M) Except as provided above any words or expressions defined in the Companies Acts or the Regulations shall (if not inconsistent with the subject or context) bear the same meanings in these Articles. (N) A Special Resolution shall be effective for any purpose for which an Ordinary Resolution is expressed to be required under any provision of these Articles. (O) In these Articles references to an “equivalent resolution” considered by holders of Publicly-held RTL Ordinary Shares mean the resolution considered at the most nearly contemporaneous general meeting of RTL which bears a close relationship to the relevant resolution being considered at a General Meeting of the Company. For example, but without limitation, a resolution to appoint or remove an individual as a director of RTL, to appoint or remove the auditors of RTL or to receive and adopt the accounts of RTL would, if no resolution considering such matters in relation to the Company were put to the RTL general meeting, be the “equivalent resolution” to a resolution relating to the appointment or removal of the same individual as a Director of the Company, the appointment or removal of the same international firm of auditors as the Company’s Auditors or the receipt or adoption of the Company’s accounts as the case may be. (P) References to procedural resolutions comprise all resolutions put to a General Meeting which were not included in the notice of such meeting but which nevertheless fall to be considered by that meeting. (Q) References to offers by way of rights include offers which are subject to such exclusions or other arrangements as the Directors or (where relevant) the directors of RTL may deem necessary or expedient in relation to fractional entitlements or legal or practical problems under the laws of, or the requirements of, any recognised regulatory body or any stock exchange in, any territory. (R) References to a share (or to a holding of shares) being in certificated or uncertificated form are references, respectively, to that share being a certificated or an uncertificated unit of a security. (S) Any powers of delegation shall not be restrictively construed, but the widest interpretation shall be given to them, and, except where expressly provided by the terms of the delegation in question, delegation of a power shall not exclude the

LON55100484/9 162683-0025 16 concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power. (T) Any power of the Directors, or of any of the Directors, or of any person to whom such powers have been delegated in accordance with these Articles, to exercise a discretion, make a determination, take a decision or take any action shall be construed as conferring a right to exercise such power in such a way as he, she or they, in his, her or their absolute discretion, think fit. (U) Nothing in these Articles shall preclude the holding and conducting of a meeting in such a way that persons who are not present together at the same place may by electronic means attend and speak and vote at it. (V) Any person shall be considered able to attend and participate in the business of a General Meeting if that person can exercise his, her or its rights to (including, in the case of a corporation, through a duly appointed representative), as relevant, hear, speak, vote and be represented by a proxy at the meeting and “participate”, “participation” and “participating” shall be construed accordingly. (W) A person is able to: (i) exercise the right to speak at a General Meeting for the purpose of these Articles when the chair of the meeting is satisfied that arrangements are in place, including through any electronic facility, so as to enable that person to communicate to all those attending the meeting, during the meeting, any information or opinions that that person has on the business of the meeting; and (ii) hear persons attending a General Meeting when the chair of the meeting is satisfied that arrangements are in place, including through any electronic facility, so as to enable all those attending the meeting, during the meeting, to communicate to that person any information or opinions that such attendees have on the business of the meeting. (X) A person is able to exercise the right to vote at a General Meeting when: (i) that person is able to vote, during the meeting (or, in the case of a poll, within the time period specified by the chair of the meeting) on resolutions put to the vote at the meeting; and (ii) that person's vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting. (Y) References to a “meeting” mean a meeting convened and held in any manner permitted by these Articles, including without limitation a General Meeting at which some (but not all) of those persons entitled to be present attend and participate by means of electronic facility or facilities, and such persons shall be deemed to be present at that meeting for all purposes of the Companies Acts and these Articles, and “present”, “attend”, “participate”, “being present”, “attending”, “participating”, “presence”, “attendance” and “participation” shall be construed accordingly. (Z) References to “electronic facility” mean a device, system, procedure, method or facility providing an electronic means of attendance at or participation in (or both

LON55100484/9 162683-0025 17 attendance at and participation in) a General Meeting as determined by the Directors pursuant to Article 47(D). INCOME AND CAPITAL RIGHTS 3 (A) Paragraph deleted. (B) The rights, as regards participation in the profits of the Company, attaching to the shares of the Company are as follows:- (i) Subject to the special rights for the time being attached to shares having a preferred right to participate as regards dividends up to but not beyond a specified amount in a distribution, but in priority to the payment of dividends on all other classes of share, the Special Voting Share shall entitle its holder to a fixed dividend of 1p per annum payable annually in arrears on the 1st day of July. (ii) Subject to the special rights for the time being attached to shares having a preferred right to participate as regards dividends up to but not beyond a specified amount in a distribution and the Special Voting Share but in priority to the payment of any dividends on all other classes of share, the Equalisation Share shall carry such dividends as are declared or paid on the Equalisation Share in accordance with Schedule 1 and 2 to the Sharing Agreement. (iii) Subject to the special rights for the time being attached to other classes of share, the profits of the Company available for distribution and resolved to be distributed shall subject to the provisions of the Statutes be distributed by way of dividend among the holders of the Ordinary Shares and the Equalisation Share. (C) The rights, as regards participation in the assets of the Company, attaching to the shares of the Company are as follows:- Subject to the rights of shares having a preferred right to participate as regards capital up to but not beyond a specified amount in a distribution, on a return of assets on liquidation the assets of the Company remaining available for distribution among the members, after giving effect to such rights and to any provision made under Section 187 of the Insolvency Act 1986, shall be applied first in paying to the holder of the Special Voting Share the nominal amount paid up on such Share and then in paying to the holder of the Equalisation Share the nominal amount paid up thereon and then in paying any amounts standing to the credit of the holder of the Equalisation Share in any reserve set up in the books of the Company pursuant to paragraph 3.6.2(a) of Schedule 2 to the Sharing Agreement and then in paying to the relevant holders of the Ordinary Shares any amounts standing to the credit of any reserve for their benefit set up in the books of the Company pursuant to paragraph 3.6.2(b) or (c) of Schedule 2 to the Sharing Agreement and any surplus remaining after application of the assets in accordance with the above shall be applied in making payments to the

LON55100484/9 162683-0025 18 holder of the Equalisation Share and/or the holders of the Ordinary Shares, in accordance with their entitlements, which shall be determined as follows:- (i) The liquidator of the Company shall determine as at the earliest date (the “Reference Date”) on which the liquidator is able to make a final distribution to members and creditors of the Company the gross amount which would be available for distribution to the holders of Ordinary Shares on the liquidation of the Company after payment in full of any amount standing to the credit of:- (a) the holder of the Equalisation Share in any reserve set up in the books of the Company pursuant to paragraph 3.6.2(a) of Schedule 2 to the Sharing Agreement; and (b) the holders of Ordinary Shares in any reserve set up in the books of the Company under paragraph 3.6.2(b) or 3.6.2(c) of Schedule 2 to the Sharing Agreement and to calculate the amount thereof available for distribution to holders of Publicly-held Rio Tinto Ordinary Shares or the amount (expressed as a negative sum) of the shortfall which would need to be obtained before the holders of Publicly-held Rio Tinto Ordinary Shares would receive any payment by way of distribution (in either case the “Company’s Own Distribution Amount”), on the assumption that distribution to the Company’s creditors and members took place on the Reference Date. The liquidator of the Company shall certify the result of such calculation to RTL. (ii) Whether or not proceedings have been commenced for the liquidation of RTL, RTL shall be required under the Sharing Agreement to instruct the Relevant Officer for the time being of RTL to draw up accounts as at the Reference Date of all assets (valued as if RTL was in liquidation and those assets were to be realised by a liquidator of RTL in an orderly manner) and liabilities which would be admissible to proof if RTL were in liquidation on the Reference Date (other than the asset or liability represented by any Equalisation Payment as defined in paragraph 4.1 of Schedule 2 to the Sharing Agreement to be made in accordance with the Sharing Agreement or any payment on the RTL Equalisation Share under Rule 143(d)(v) or (vi) of the RTL Constitution) to show the gross amount which would be available for distribution to holders of RTL Ordinary Shares on the liquidation of RTL (if it were to occur on the Reference Date) after payment in full of any amount standing to the credit of:- (a) the holder of the RTL Equalisation Share in any reserve set up in the books of RTL pursuant to paragraph 3.6.2(a) of Schedule 2 to the Sharing Agreement; or (b) the holders of RTL Ordinary Shares in any reserve set up in the books of RTL under paragraph 3.6.2(b) or 3.6.2(c) of Schedule 2 to the Sharing Agreement and to calculate the amount thereof available for distribution to holders of Publicly-held RTL Ordinary Shares or the amount

LON55100484/9 162683-0025 19 (expressed as a negative sum) of the shortfall which would need to be obtained before the holders of Publicly-held RTL Ordinary Shares would receive any payment by way of distribution (in either case, the “RTL Own Distribution Amount”), on the assumption that the distribution to RTL’s creditors and members on liquidation took place on the Reference Date. RTL is obliged under the Sharing Agreement to instruct the Relevant Officer of RTL to certify the result of such calculation to the Company. (iii) The liquidator of the Company shall make, and certify to RTL, the results of the following calculation as at the Reference Date and agree such calculation with the Relevant Officer of RTL, which calculation shall be expressed in sterling, with any Australian dollar amounts being converted to sterling at the Liquidation Exchange Rate as at the Reference Date:- (COD + RTLD) x COS (RTLOS x EF) + COS where:- COD = the Company’s Own Distribution Amount; RTLD = the RTL Own Distribution Amount; COS = the number of Publicly-held Rio Tinto Ordinary Shares in issue on the Reference Date; RTLOS = the number of Publicly-held RTL Ordinary Shares in issue on the Reference Date; and EF = the Equalisation Fraction. The result of such calculation is referred to below as the “Adjusted Company Distribution Amount”. (iv) If the Adjusted Company Distribution Amount is equal to or more than the Company’s Own Distribution Amount, then the assets remaining available for distribution (which shall include any distribution made on the RTL Equalisation Share pursuant to Rule 143(d)(v) or (vi) of the RTL Constitution, any amounts paid by RTL under paragraph 4.1.4 of Schedule 2 to the Sharing Agreement and any amounts paid by RTL from reserves set up in the books of RTL under paragraph 3.6.2(a) of Schedule 2 to the Sharing Agreement) shall belong to and be distributed among the holders of Ordinary Shares rateably according to the numbers of Ordinary Shares held by them. (v) If the Adjusted Company Distribution Amount is equal to or more than zero, but is less than the Company’s Own Distribution Amount, the liquidator of the Company shall pay out of the assets available for distribution an amount by way of return of capital on the Equalisation Share in priority to any amounts payable to the holders of Ordinary Shares such that (taking account of any tax payable on the making or receipt of the distribution of that amount, after allowing for any offsetting tax credits, losses or deductions) the ratio of the amount

LON55100484/9 162683-0025 20 available for distribution on each Publicly-held RTL Ordinary Share:- (a) apart from in each case any undistributed amounts resulting from the payment by RTL to a member of the Rio Tinto Group or the Company to a member of the RTL Group of any reserves under paragraph 3.6.2(a) of Schedule 2 to the Sharing Agreement or any amounts credited to any reserve in the books of the Company for the benefit of holders of Ordinary Shares or any amounts credited to any reserve in the books of RTL for the benefit of holders of RTL Ordinary Shares, in each case under paragraphs 3.6.2(b) and 3.6.2(c) of Schedule 2 to the Sharing Agreement; (b) on the assumption that distribution to the Company’s members and creditors and RTL’s members and creditors took place on the Reference Date; and (c) after taking into account the amounts available for distribution on each Publicly-held RTL Ordinary Share prior to such payment to the amount available for distribution on each Publicly-held Rio Tinto Ordinary Share (converting Australian dollar amounts to sterling by application of the Liquidation Exchange Rate as at the Reference Date) is equal to the Equalisation Ratio (and the balance of the assets of the Company available for distribution remaining after any such payment on the Equalisation Share shall belong to and be distributed among the holders of Ordinary Shares rateably according to the numbers of Ordinary Shares held by them). (vi) If the Adjusted Company Distribution Amount is zero or a negative amount and the Company’s Own Distribution Amount is a positive amount then the liquidator of the Company shall pay out of the assets available for distribution an amount by way of return of capital on the Equalisation Share in priority to any amounts payable to the holders of Ordinary Shares such that (taking account of any tax payable on the making or receipt of the distribution of that amount after allowing for any offsetting tax credits, losses or deductions) the amount available for distribution to holders of Publicly-held Ordinary Shares, on the assumption that distribution to the Company’s members and creditors took place on the Reference Date, is zero. (vii) If the Company’s Own Distribution Amount is zero or a negative amount and the RTL Own Distribution Amount is zero or a negative amount, then no distribution shall be made by the liquidator of the Company on the Equalisation Share or to holders of Ordinary Shares. (viii) In making the calculations referred to in this paragraph (C), the Relevant Officer of RTL and the liquidator shall take into account the distributions which fall to be made on those Ordinary Shares and those RTL Ordinary Shares which are not Publicly-held Ordinary Shares it being acknowledged that for each company the per share

LON55100484/9 162683-0025 21 distributions on the Publicly-held Ordinary Shares will be the same as the distributions on that company’s non-Publicly-held Ordinary Shares. (ix) In this paragraph “Relevant Officer” of RTL means the auditor of RTL or if RTL is in liquidation, the liquidator of RTL. (x) In this paragraph “the gross amount which would be available for distribution” to shareholders means such amount ignoring any distribution on the Equalisation Share or RTL Equalisation Share or any Equalisation Payment (as defined in paragraph 4.1 of Schedule 2 to the Sharing Agreement) made in accordance with the Sharing Agreement and any tax payable on the making or receipt of the Equalisation Payment or distribution and both “the gross amount which would be available for distribution” and “the amount available for distribution” refer to such amount before deduction of any amount in respect of tax required to be deducted or withheld from the distribution to ordinary shareholders by or on behalf of the company paying or making the distribution but net of any tax payable by that company on the distribution to its ordinary shareholders. (xi) The certificates which the liquidator of the Company and the Relevant Officer of RTL are required to produce under this paragraph (C) and the Relevant Officer of RTL is required to produce under the Sharing Agreement (the “Certificates”) shall be in hard copy form and shall be produced within 6 weeks after the Reference Date and the Company shall procure that all necessary instructions are given to the liquidator to ensure that such certificates are produced within that time. The liquidator of the Company and the Relevant Officer of RTL shall then agree the calculations in such Certificates within 4 weeks of the date on which all such Certificates are produced. If the liquidator of the Company and the Relevant Officer of RTL are unable to agree to the calculations in the Certificates within such time, then the dispute shall be referred to an independent firm of accountants agreed by the liquidator of the Company with the Relevant Officer of RTL (or failing agreement within 7 days of the end of that 4 week period, appointed, on the application of either the Company or RTL, by the President for the time being of the Institute of Chartered Accountants in England). The firm so appointed shall act as experts and not as arbitrators and shall be instructed to make its determination within 4 weeks of its appointment. The costs of such firm are to be borne as such firm decides. Once the calculations in the Certificates have been agreed by the liquidator of the Company with the Relevant Officer of RTL or determined by the independent accountants, they shall be conclusive and binding. (xii) If RTL shall go into liquidation after the Company has gone into liquidation but before the liquidator has made a distribution under any of paragraphs (v), (vi) or (vii), then the Reference Date shall be the later of:-

LON55100484/9 162683-0025 22 (a) the earliest date on which the liquidator of RTL is able to make a final distribution to creditors and the members of RTL; and (b) the earliest date on which the liquidator of the Company is able to make a final distribution to creditors and members of the Company; and the Relevant Officer of RTL shall be the liquidator of RTL and not the auditor of RTL. SHARE CAPITAL 4 Liability of members is limited The liability of members is limited to the amount, if any, unpaid on the shares held by them. 5 Consolidation, subdivision and cancellation (A) The Company may by Ordinary Resolution:- (i) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares; (ii) cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its capital by the amount of the shares so cancelled; (iii) sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Articles of Association (subject, nevertheless, to the provisions of the Statutes), and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares. (B) Whenever as a result of a subdivision or consolidation of shares any members would become entitled to fractions of a share, the Directors may, on behalf of those members:- (i) sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Statutes, the Company); (ii) distribute the net proceeds of sale in due proportion among those members; and (iii) authorise some person to transfer the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his or her title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

LON55100484/9 162683-0025 23 (C) So far as the Statutes allow, the Directors may:- (i) treat shares of a member in certificated form and in uncertificated form as separate holdings in giving effect to subdivisions and/or consolidations; and (ii) cause any shares arising on subdivision or consolidation and representing fractional entitlements to be entered in the Register as shares in certificated form where this is desirable to facilitate the sale thereof. 6 Purchase of own shares (A) Subject to the provisions of the Statutes and the provisions of Article 33, the Company may purchase, or may enter into a contract under which it will or may purchase, any of its own shares of any class (including any redeemable shares) but so that if there shall be an issue any shares convertible into equity share capital of the Company of the class proposed to be purchased, then the Company shall not purchase, or enter into a contract under which it will or may purchase, such equity shares unless either:- (i) the terms of issue of such convertible shares include provisions permitting the Company to purchase its own equity shares; or (ii) the purchase, or the contract, has first been approved by a Special Resolution passed at a separate meeting of the holders of such convertible shares. (B) The Company may not exercise any right in respect of treasury shares held by it, including any right to attend or vote at meetings, to participate in any offer by the Company to its members or to receive any distribution (including in a winding- up), but without prejudice to its right to sell the treasury shares, to transfer the shares for the purposes of or pursuant to an employees’ share scheme, to receive an allotment of shares as fully paid bonus shares in respect of the treasury shares or to receive any amount payable on redemption of any redeemable treasury shares. 7 Reduction of capital Subject to the provisions of the Statutes and the provisions of Article 33, the Company may by Special Resolution reduce its share capital, share premium account, capital redemption reserve or other undistributable reserve in any way. SHARES 8 Rights attaching to shares on issue Without prejudice to any special rights previously conferred on the holders of any shares or class of shares for the time being issued, but subject to the provisions of Article 33, any share in the Company may be issued with such preferred, deferred or other special rights, or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as the Company may from time to time by Ordinary Resolution determine (or, in the absence of any such determination, as the Directors may determine) and subject to the provisions of the Statutes the Company may issue any shares which are, or at the option of the Company or the holder are

LON55100484/9 162683-0025 24 liable, to be redeemed and the Directors may determine the terms, conditions and manner of redemption of any such shares. 8A DLC Dividend Share Without limiting Article 8 but notwithstanding any other provision to the contrary in these Articles, the Directors may issue a DLC Dividend Share in the capital of the Company to RTL or a wholly owned subsidiary of RTL on the following terms: (A) the DLC Dividend Share does not confer on its holder any right: (i) to vote or to attend or be heard at any General Meeting; (ii) to redemption or, in a winding-up, to repayment of capital; (iii) subject to Article 8A(B), to participate in assets or profits of the Company; or (iv) to receive notices of any General Meeting; (B) the holder of the DLC Dividend Share shall not be entitled to receive a dividend on the share unless and until the following conditions have been satisfied: (i) the Directors in their absolute discretion resolve to pay the dividend on the DLC Dividend Share; (ii) the legal and beneficial owner of the DLC Dividend Share at the time of payment and declaration of the dividend is RTL or a wholly owned subsidiary of RTL; (iii) in the case of the first dividend to be paid on the DLC Dividend Share, there has been at least one dividend paid on Ordinary Shares since the date of issue of the DLC Dividend Share; and (iv) in the case of subsequent dividends paid on the DLC Dividend Share, there has been at least one dividend paid on Ordinary Shares since the date of payment of the last dividend on the DLC Dividend Share; (C) upon the earlier of: (i) the registration of any transfer of the DLC Dividend Share; and (ii) a person becoming the beneficial owner of the DLC Dividend Share, in each case other than as a result of the distribution of the DLC Dividend Share on the winding up of the holder of the DLC Dividend Share, the DLC Dividend Share will convert to an Ordinary Share, and the Directors may, at their absolute discretion, issue such a DLC Dividend Share from time to time provided that, at any one time, there is only one DLC Dividend Share in the capital of the Company in issue; and (D) the Company may convert the DLC Dividend Share to an Ordinary Share at any time by giving notice in writing to the holder thereof. 9 Directors’ power to allot (A) Subject to the provisions of the Statutes relating to authority, pre-emption rights and otherwise and of any resolution of the Company in General Meeting passed pursuant thereto, all unissued shares shall be at the disposal of the Directors and they may allot (with or without conferring a right of renunciation) grant options

LON55100484/9 162683-0025 25 over or otherwise dispose of them to such persons, at such times and on such terms as they think proper. (B) (i) The Directors shall be generally and unconditionally authorised pursuant to and in accordance with Section 551 of the Companies Act 2006 to exercise for each prescribed period all the powers of the Company to allot relevant securities up to an aggregate nominal amount equal to the Section 551 Amount. (ii) During each prescribed period the Directors shall be empowered to allot equity securities wholly for cash pursuant to and within the terms of the said authority and to sell treasury shares wholly for cash:- (a) in connection with a rights issue; and (b) otherwise than in connection with a rights issue, up to an aggregate nominal amount equal to the Section 561 Amount; as if Section 561(1) of the Companies Act 2006 did not apply to any such allotment. (iii) By such authority and power the Directors may during such period make offers or agreements which would or might require the allotment of securities after the expiry of such period. (iv) For the purposes of this Article:- (a) “rights issue” means an offer of securities open for acceptance for a period fixed by the Directors to (I) holders on a record date fixed by the Directors of registered Ordinary Shares in proportion to their respective holdings and (II) (if the Directors so decide but not otherwise) holders on a record date fixed by the Directors of RTL Ordinary Shares in proportion to their respective holdings of RTL Ordinary Shares and so that the ratio of the entitlement per RTL Ordinary Share to the entitlement per Ordinary Share shall (as nearly as practicable) equal the Equalisation Ratio and (III) other persons so entitled by virtue of the rights attaching to any other securities held by them, but subject in all such cases to such exclusions or other arrangements as the Directors may deem necessary or expedient in relation to fractional entitlements or legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory; (b) “prescribed period” means in the first instance the period from the date of the adoption of these Articles to the later of 15 April 2010 and the date of the Annual General Meeting in 2010, being no later than 30 June 2010, and shall thereafter mean any period (not exceeding 15 months on any occasion) for which the authority conferred by sub-paragraph (B)(i) above is renewed by Resolution of the Company stating the Section 80 Amount for such period;

LON55100484/9 162683-0025 26 (c) “the Section 551 Amount” shall for the first prescribed period be £32,948,000 and for any other prescribed period shall be that stated in the relevant Resolution renewing the authority conferred by sub-paragraph (B)(i) above or, in either case, any increased amount fixed by Resolution of the Company in General Meeting; (d) “the Section 561 Amount” shall for the first prescribed period be £6,420,000 and for any other prescribed period shall be that stated in the relevant Special Resolution renewing the power conferred by sub-paragraph (B)(ii) above or, in either case, any increased amount fixed by Special Resolution; and (e) the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for or to convert any securities into shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights. 10 Commissions on issue of shares The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. The Company may also on any issue of shares pay such brokerage as may be lawful. 11 Renunciation of allotment The Directors may at any time after the allotment of any share but before any person has been entered in the Register as the holder:- (A) recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation; and/or (B) allow the rights represented thereby to be one or more participating securities, in each case upon and subject to such terms and conditions as the Directors may think fit to impose. 12 Trust etc. interests not recognised Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these Articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the holder. SHARE CERTIFICATES 13 Issue of share certificates Every person (except a person to whom the Company is not required by law to issue a certificate) whose name is entered in the Register in respect of shares in certificated form shall upon the issue or transfer to him or her of such shares be entitled without

LON55100484/9 162683-0025 27 payment to a certificate therefor (in the case of issue) within one month (or such longer period as the terms of issue shall provide) after allotment or (in the case of a transfer of fully-paid shares) within five business days after lodgement of the transfer or (in the case of a transfer of partly-paid shares) within two months after lodgement of the transfer (or in the case of the surrender of a share warrant for cancellation) within two months of the surrender of the warrant. 14 Form of share certificate Every share certificate shall be executed by the Company in such manner as the Directors may decide (which may include use of the Seal or Securities Seal and/or manual or facsimile signatures by one or more Directors) and shall specify the number and class of shares to which it relates and the amount paid up thereon. No certificate shall be issued representing shares of more than one class. 15 Joint holders In the case of a share held jointly by several persons in certificated form the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of the joint holders shall be sufficient delivery to all. 16 Replacement of share certificates (A) Any two or more certificates representing shares of any one class held by any member may at his or her request be cancelled and a single new certificate for such shares issued in lieu without charge. (B) If any member shall surrender for cancellation a share certificate representing shares held by him or her and request the Company to issue in lieu two or more share certificates representing such shares in such proportions as he or she may specify, the Directors may, if they think fit, comply with such request. (C) If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the holder upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of any exceptional out-of-pocket expenses of the Company in connection with the request as the Directors may think fit. (D) In the case of shares held jointly by several persons any such request may be made by any one of the joint holders. CALLS ON SHARES 17 Power to make calls The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or, when permitted, by way of premium) but subject always to the terms of allotment of such shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.

LON55100484/9 162683-0025 28 18 Liability for calls Each member shall (subject to receiving at least 14 days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his or her shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call may be revoked or postponed as the Directors may determine. 19 Interest on overdue amounts If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding 15 per cent. per annum) as the Directors determine but the Directors shall be at liberty in any case or cases to waive payment of such interest wholly or in part. 20 Other sums due on shares Any sum (whether on account of the nominal value of the share or by way of premium) which by the terms of allotment of a share becomes payable upon allotment or at any fixed date shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of allotment the same becomes payable. In case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified. 21 Power to differentiate between holders The Directors may on the allotment of shares differentiate between the holders as to the amount of calls to be paid and the times of payment. 22 Payment of calls in advance The Directors may if they think fit receive from any member willing to advance the same all or any part of the moneys (whether on account of the nominal value of the shares or by way of premium) uncalled and unpaid upon the shares held by him or her and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made and upon the money so received (until and to the extent that the same would but for such advance become payable) the Company may pay interest at such rate as the member paying such sum and the Directors may agree. FORFEITURE AND LIEN 23 Notice on failure to pay a call (A) If a member fails to pay in full any call or instalment of a call on or before the due date for payment thereof, the Directors may at any time thereafter serve a notice on him or her requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued thereon and any expenses incurred by the Company by reason of such non-payment. (B) The notice shall name a further day (not being less than seven days from the date of service of the notice) on or before which and the place where the payment

LON55100484/9 162683-0025 29 required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call has been made will be liable to be forfeited. 24 Forfeiture for non-compliance If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder. 25 Disposal of forfeited shares A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Directors shall think fit and at any time before a sale, re-allotment or disposal the forfeiture or surrender may be cancelled on such terms as the Directors think fit. The Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such other person as aforesaid. 26 Holder to remain liable despite forfeiture A member whose shares have been forfeited or surrendered shall cease to be a member in respect of the shares (and shall, in the case of shares held in certificated form, surrender to the Company for cancellation the certificate for such shares) but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were presently payable by him or her to the Company in respect of the shares with interest thereon at 15 per cent. per annum (or such lower rate as the Directors may determine) from the date of forfeiture or surrender until payment but the Directors may at their absolute discretion waive payment in whole or in part. 27 Tax liabilities Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered in any of the Company’s registers as held either jointly or solely by any member or in respect of any dividends, bonuses or other moneys due or payable or accruing due or which may become due or payable to such member by the Company on or in respect of any shares registered as aforesaid or for or on account or in respect of any member and whether in consequence of:- (A) the death of such member; (B) the non-payment of any income tax or other tax by such member; (C) the non-payment of any estate, probate, succession, death, stamp or other duty by the executor or administrator of such member or by or out of his or her estate; or

LON55100484/9 162683-0025 30 (D) any other act or thing; the Company in every such case:- (i) shall be fully indemnified by such member or his or her executor or administrator from all liability; (ii) shall have a lien upon all dividends and other moneys payable in respect of the shares registered in any of the Company’s registers as held either jointly or solely by such member for all moneys paid or payable by the Company in respect of the same shares or in respect of any dividends or other moneys aforesaid thereon or for or on account or in respect of such member under or in consequence of any such law together with interest at the rate of 15 per cent. per annum thereon from date of payment to date of repayment and may deduct or set off against any such dividends or other moneys payable as aforesaid any moneys paid or payable by the Company as aforesaid together with interest as aforesaid; (iii) may recover as a debt due from such member or his or her executor or administrator wherever constituted any moneys paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period aforesaid in excess of any dividends or other moneys as aforesaid then due or payable by the Company; and (iv) may if any such money is paid or payable by the Company under any such law as aforesaid refuse to register a transfer of any shares by any such member or his or her executor or administrator until such money and interest as aforesaid is set off or deducted as aforesaid or in case the same exceeds the amount of any such dividends or other moneys as aforesaid then due or payable by the Company until such excess is paid to the Company. Nothing herein contained shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such member as aforesaid, his or her executor, administrator, and estate wheresoever constituted or situate, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company. 28 Lien on partly-paid shares The Company shall have a first and paramount lien on every share (not being a fully- paid share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of such share and the Directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article. 29 Sale of shares subject to lien (A) The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing demanding payment of the sum presently payable and giving notice of intention to sell the share in default of payment shall have been

LON55100484/9 162683-0025 31 given to the holder for the time being of the share or the person entitled thereto by reason of his or her death or bankruptcy or otherwise by operation of law. (B) The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the amount in respect whereof the lien exists so far as the same is then payable and any residue shall, upon surrender, in the case of shares held in certificated form, to the Company for cancellation of the certificate for the shares sold and subject to a like lien for sums not presently payable as existed upon the shares prior to the sale, be paid to the person entitled to the shares at the time of the sale. For the purpose of giving effect to any such sale the Company may appoint any person to transfer, as transferor, the said shares, and may do all other acts and things it considers necessary or expedient to effect the transfer of the shares, and such transfer shall be as effective as if it had been carried out by the registered holder of or person entitled by transmission to such shares. The transferee shall not be bound to see to the application of the purchase money and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. 30 Evidence of forfeiture A statutory declaration in writing that the declarant is a Director or the Secretary and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. Such declaration shall (subject to the relevant share transfer being made if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall not be bound to see to the application of the consideration (if any) nor shall his or her title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, surrender, sale, re-allotment or disposal of the share. VARIATION OF RIGHTS 31 Manner of variation of rights (A) Whenever the share capital of the Company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of the Statutes and the provisions of Article 33, be varied or abrogated: (i) with the consent in writing of the holders of three-fourths of the issued shares of the class; or (ii) with the sanction of a Special Resolution passed at a separate meeting of the holders of the shares of the class (but not otherwise) and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up. (B) To every such separate meeting all the provisions of these Articles relating to General Meetings and to the proceedings thereat shall mutatis mutandis apply, except that:

LON55100484/9 162683-0025 32 (i) the necessary quorum at such separate meeting shall be two persons at least holding or representing by proxy at least one-third in nominal amount of the issued shares of the class; (ii) at any adjourned meeting any holder of shares of the class present in person or by proxy shall be a quorum; (iii) any holder of shares of the class present in person or by proxy may demand a poll; and (iv) every such holder shall on a poll have one vote for every share of the class held by him or her. (C) The foregoing provisions of this Article shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if the shares concerned and the remaining shares of such class formed two separate classes the special rights whereof are in each case to be varied. 32 Matters not constituting variation of rights The special rights attached to any class of shares having preferential rights shall not unless otherwise expressly provided by the terms of issue thereof be deemed to be varied by the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu therewith but in no respect in priority thereto or the purchase or redemption by the Company of its own shares. 33 Separate approvals of Class Rights Actions (A) The following matters shall constitute Class Rights Actions if undertaken by either the Company or RTL:- (i) the offer to holders of its existing ordinary shares generally of shares or other securities for subscription or purchase:- (a) by way of rights (otherwise than by Matching Offers), where the proposed offer (when aggregated with (I) any previous offers by either company of shares or other securities for cash by way of rights or otherwise but not under Matching Offers, (II) any sales other than intra Rio Tinto Group sales by a member of the Rio Tinto Group of RTL Ordinary Shares and (III) any sales, other than intra RTL Group sales, by a member of the RTL Group of Ordinary Shares, in each case in the relevant period) exceeds the then most Limiting Restriction that for the time being would be applicable were shares or other securities of the description proposed to be offered in fact offered for cash otherwise than pro rata by way of rights to existing shareholders of the relevant class either by RTL or by the Company; or (b) otherwise than by way of rights, at below Market Value; (ii) the reduction or redemption of the company’s ordinary share capital by way of a capital repayment to holders of its ordinary shares or a cancellation of unpaid ordinary share capital;

LON55100484/9 162683-0025 33 (iii) the purchase by the company of its own ordinary shares (except for such a purchase at, around or below prevailing market prices for those shares where the purchase occurs in accordance with Applicable Regulation); (iv) the voluntary liquidation of the company; (v) an adjustment to the Equalisation Ratio otherwise than in accordance with paragraph 5 of Schedule 2 to the Sharing Agreement; (vi) the amendment to the terms of, or termination of, the Sharing Agreement, the RTP Shareholder Voting Agreement or the RTL Shareholder Voting Agreement other than, in the case of the RTL Shareholder Voting Agreement or the RTP Shareholder Voting Agreement, an amendment to conform such agreement with the terms of the Sharing Agreement or, in any case, by way of formal or technical amendment which is not materially prejudicial to the interests of the shareholders of either company or is necessary to correct any inconsistency or manifest error or is by way of an amendment agreed between the companies pursuant to Clause 17.6 of the Sharing Agreement or the equivalent provisions of any other such document; (vii) any amendment to, or removal of, or the alteration of the effect of (which for the avoidance of doubt shall be taken to include the ratification of any breach of), any Rio Tinto Entrenched Provision; (viii) any amendment to, or removal of, or alteration of the effect of (which for the avoidance of doubt shall be taken to include the ratification of any breach of), any RTL Entrenched Provision; and (ix) the doing of anything which the Directors of the Company (or a duly constituted committee of the Directors) and the Board of RTL agree (either in a particular case or generally) should be treated as a Class Rights Action. (B) Any Class Rights Action by the Company (apart from those specified in sub- paragraph (vii) of paragraph (A) of this Article) shall be deemed to be a variation of the rights of the Special Voting Share and shall accordingly be effective only with the consent in writing of the holder of the Special Voting Share and without such consent shall not be done or caused or permitted to be done. (C) Any Class Rights Action of a type specified in sub-paragraph (vii) of paragraph (A) of this Article shall be effective only with the approval of a Special Resolution on which the holder of the Special Voting Share shall be entitled, and bound, to vote in accordance with Article 60(B)(i) and the RTL Shareholder Voting Agreement. Any other Class Rights Action by the Company shall (in addition to the consent required under paragraph (B)) be effective only with such approval of the shareholders of the Company (apart from the holder of the Special Voting Share) as is required by Applicable Regulation and the Sharing Agreement.

LON55100484/9 162683-0025 34 TRANSFER OF SHARES 34 Form of transfer (A) All transfers of shares which are in certificated form may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors and may be under hand only. The instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully-paid shares) by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect thereof. (B) All transfers of shares which are in uncertificated form may be effected by means of a relevant system. 35 Balance certificate Where some only of the shares comprised in a share certificate are transferred the old certificate shall be cancelled and, to the extent that the balance is to be held in certificated form, a new certificate for the balance of such shares issued in lieu without charge. 36 Right to refuse registration (A) The Directors may decline to recognise any instrument of transfer relating to shares in certificated form unless: (i) it is in respect of only one class of share; (ii) it is lodged (duly stamped if required) at the Transfer Office accompanied by the relevant share certificate(s); and (iii) when lodged it is accompanied by such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer or if the instrument of transfer is executed by some other person on his or her behalf, the authority of that person to do so. In the case of a transfer of shares in certificated form by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange the lodgement of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question. (B) The Directors may, in the case of securities in certificated form in their absolute discretion refuse to register any transfer of shares (not being fully-paid shares) provided that, where any such shares are admitted to the Official List maintained by the UK Listing Authority, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis. The Directors may also refuse to register an allotment or transfer of shares (whether fully-paid or not) in favour of more than four persons jointly. If the Directors refuse to register an allotment or a transfer of shares they shall as soon as practicable and in any event within two months after the date on which:

LON55100484/9 162683-0025 35 (i) the letter of allotment or instrument of transfer was lodged with the Company (in the case of shares held in certificated form); or (ii) the Operator-instruction was received by the Company (in the case of shares held in uncertificated form), send to the allottee or transferee notice in writing of the refusal giving reasons for the refusal. (C) The Directors shall decline to register any transfer of the Special Voting Share unless the transfer is to a new RTL Shareholder SVC in accordance with the RTL Shareholder Voting Agreement. The Directors shall decline to register any transfer of the Equalisation Share unless the transfer is to a member of the RTL Group or a trustee for the benefit of a member or members of the RTL Group. 37 Retention of transfers All instruments of transfer which are registered may be retained by the Company. 38 No fee on registration No fee will be charged by the Company in respect of the registration of any transfer or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares. 39 Deleted 40 Deleted TRANSMISSION OF SHARES 41 Persons entitled on death In case of the death of a member, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he or she was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his or her interest in the shares, but nothing in this Article shall release the estate of a deceased member (whether sole or joint) from any liability in respect of any share held by him or her. 42 Election by persons entitled by transmission A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may (subject as hereinafter provided) upon supplying to the Company such evidence as the Directors may reasonably require to show his or her title to the share either be registered himself or herself as holder of the share upon giving to the Company notice in writing to that effect or transfer such share to some other person. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the notice or transfer were a transfer made by the member registered as the holder of any such share. 43 Rights of persons entitled by transmission Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a member

LON55100484/9 162683-0025 36 or otherwise by operation of law (upon supplying to the Company such evidence as the Directors may reasonably require to show his or her title to the share) shall be entitled to the same dividends and other advantages as those to which he or she would be entitled if he or she were the registered holder of the share except that he or she shall not be entitled in respect thereof (except with the authority of the Directors) to exercise any right conferred by membership in relation to shareholders’ meetings until he or she shall have been registered as a member in respect of the share. 44 Deleted UNTRACED MEMBERS 45 (A) The Company shall be entitled to sell, at the best price reasonably obtainable at the time of sale, the shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy or otherwise by operation of law if and provided that:- (i) during the period of 12 years prior to the sending of the notice referred to in paragraph (ii) of this Article, at least three dividends in respect of the shares in question (or any shares from which those shares have been derived) have become payable and no dividend in respect of those shares has been claimed; (ii) the Company has sent a notice to the last known address the Company has for the relevant member or person entitled, stating that it intends to sell the shares and, before sending such notice, has used such efforts as the Directors consider reasonable to trace the member or person entitled, engaging, if considered appropriate, a professional asset reunification company; and (iii) during the 12 year period referred to in paragraph (i) of this Article and the period of three months following the sending of the notice referred to in paragraph (ii) of this Article, the Company has received no communication from or on behalf of such member or person entitled. (B) To give effect to any such sale the Company may appoint any person to transfer, as transferor, the said shares, and may do all other acts and things it considers necessary or expedient to effect the transfer of the shares, and such transfer shall be as effective as if it had been carried out by the registered holder of or person entitled by transmission to such shares. The transferee shall not be bound to see to the application of the purchase money and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. (C) The net proceeds of sale shall belong to the Company which shall, subject to the provisions of this paragraph (C), be obliged to account to the former member or other person previously entitled for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest

LON55100484/9 162683-0025 37 shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit. If no valid claim for the proceeds has been received by the Company during a period of two years from the date on which the relevant shares were sold by the Company under this Article, the net proceeds of sale shall be forfeited and such former member or other previously entitled person shall no longer be a creditor for such amount, and the Company will no longer be obliged to account to such person for the proceeds of sale. (D) If the Company is entitled to sell any share pursuant to this Article, it shall be entitled to sell any additional share issued to (or for the benefit of) the member or person entitled in right of that share (or in right of any such share). GENERAL MEETINGS 46 Annual General Meetings An Annual General Meeting shall be held in each period of six months beginning with the day following the Company’s accounting reference date, at such place, date and time, and with such additional means of attendance and participation (including at such other place(s) and/or by means of such electronic facility or facilities), as may be determined by the Directors. 47 Convening and Format of General Meetings (A) The Directors may whenever they think fit, and shall on requisition in accordance with the Statutes, proceed to convene a General Meeting. (B) The Directors may make whatever arrangements they consider fit to allow those entitled to do so to attend and participate in any General Meeting. The Directors shall determine in relation to each General Meeting the means of attendance at and participation in the General Meeting, including whether the persons entitled to attend and participate in the General Meeting shall be enabled to do so: (i) by simultaneous attendance and participation at a satellite place or places pursuant to Article 47(C); and/or (ii) by means of electronic facility or facilities pursuant to Article 47(D) (and for the avoidance of doubt, the Directors shall be under no obligation to offer or provide such satellite place or places or facility or facilities). (C) In the case of any General Meeting, the Directors or the chair of the meeting may make arrangements for simultaneous attendance at and participation in the General Meeting in more than one physical place by persons entitled to attend the meeting. The members present in person or by proxy at a satellite place shall be counted in the quorum for, and entitled to vote at, the General Meeting in question. The General Meeting shall be duly constituted and its proceedings valid if the chair of the General Meeting is satisfied that adequate facilities are available throughout the meeting to ensure that members attending at the principal place and any satellite place(s) are able to:

LON55100484/9 162683-0025 38 (i) participate in the business for which the meeting has been convened; and (ii) see, and be seen by, persons attending at the principal place and any other satellite place(s) at which the meeting is convened. The General Meeting shall be deemed to take place at the place where the chair of the General Meeting presides (the “principal place”, with any other location where that meeting takes place being referred in these Articles as a “satellite place”). The powers of the chair shall apply equally to each satellite place, including his or her power to adjourn the meeting as referred to in Article 54. (D) The Directors may determine in relation to any General Meeting (including any General Meeting that is being held at more than one physical place) to enable persons entitled to attend and participate to do so by simultaneous attendance and participation by means of electronic facility or facilities (any such General Meeting being a “Hybrid Meeting”). The members present in person, by proxy, or by means of electronic facility or facilities shall be counted in the quorum for, and entitled to participate in, the General Meeting in question. A Hybrid Meeting shall be duly constituted and its proceedings valid if the chair of the meeting is satisfied that adequate facilities are available throughout the meeting to ensure that members attending the meeting by all means (including by means of electronic facility or facilities) are able to participate in the business for which the meeting has been convened. For the purposes of all other provisions of these Articles any such meeting shall be treated as being held and taking place at the principal place. (E) If a General Meeting is held partly by means of electronic facility or facilities, the Directors (and, at a General Meeting, the chair) may (subject to the requirements of Applicable Regulation) make any arrangement and impose any requirement or restriction in connection with participation by such facility or facilities, including any arrangement, requirement or restriction that is:- (i) necessary to ensure the identification of those taking part and the security of the electronic facility; and (ii) proportionate to the achievement of those objectives. (F) If, after the sending of notice of a General Meeting but before the meeting is held, or after the adjournment of a General Meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the Directors decide that it is impracticable or unreasonable to hold the meeting at the time specified in the notice of meeting and/or using the electronic facilities stated in the notice of meeting or made available prior to the meeting, they may change the meeting to remove the ability for persons entitled to attend and participate to do so by simultaneous attendance and participation by means of electronic facility or facilities (such that the meeting is no longer a Hybrid Meeting and the General Meeting is to be held by way of physical attendance at the principal place or any satellite place only), or change the electronic facility or facilities to be used for such General Meeting and/or postpone the time at which the meeting is to be held. If such a decision is made, the Directors may then change again the electronic facility or facilities and/or postpone the time if they decide that it is reasonable to do so. In any case:

LON55100484/9 162683-0025 39 (i) no new notice of the meeting need be sent, but the Directors shall take reasonable steps to publicise the date and time of the meeting, and the means of attendance and participation (including any place and/or electronic facility) for the meeting and shall take reasonable steps to ensure that notice of the change or removal of the electronic facility or facilities for participation in the meeting (if any), and/or postponement, shall appear at the original place or places and/or on the original electronic facility or facilities, in each case at the original time; (ii) if the General Meeting is postponed in accordance with this Article 47(F), the appointment of a proxy will be valid if it is received as required by these Articles not less than 48 hours before the postponed time appointed for holding the meeting, provided that the Directors may at their discretion determine that, in calculating the period of 48 hours, no account shall be taken of any part of a day that is not a working day; and (iii) this Article 47(F) does not apply to a meeting convened in accordance with a members' requisition under the Companies Act 2006 or any other meeting that is not called by a resolution of the Board. (G) In no circumstances shall the inability of one or more members to access, or to continue to access, the electronic facility or facilities for participation in the meeting for all or part of the meeting affect the validity of the meeting or any business conducted at the meeting, provided that sufficient members are able to participate in the meeting as are required to constitute a quorum under Article 51. (H) The Directors may, from time to time, make such arrangements for the purpose of ensuring that the level of attendance at any place at which any General Meeting takes place is consistent with the orderly conduct of the meeting as they shall, in their absolute discretion, consider appropriate, and may from time to time vary any such arrangements or make any new arrangements in place of them, provided that the entitlement of a member to attend a meeting or adjourned meeting shall be satisfied by his or her being given the entitlement to attend at such place (fulfilling the conditions specified in respect of a satellite place in paragraph (C) of this Article) as may be specified by the Directors for the purposes of this Article. For the purposes of all other provisions of these Articles any such meeting shall be treated as being held and taking place at the principal place. (I) The Directors may, from time to time, make such arrangements and impose such requirements or restrictions as they consider appropriate to ensure the security of a General Meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Directors are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

LON55100484/9 162683-0025 40 NOTICE OF GENERAL MEETINGS 48 Length of notice for General Meetings (A) An Annual General Meeting shall be called by notice of at least 21 days. (B) Any other General Meeting shall be called by notice of at least 14 days. (C) The period of notice shall in either case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held. (D) Notice shall be given to all members other than such as are not under the provisions of these Articles entitled to receive such notices from the Company. The Company may determine that only those persons entered on the Register at the close of business on a day determined by the Company, such day being no more than 21 days before the day that notice of the meeting is sent, shall be entitled to receive such a notice. (E) A General Meeting, notwithstanding that it has been called by a shorter notice than that specified above, shall be deemed to have been duly called if it is so agreed:- (i) in the case of an Annual General Meeting, by all the members entitled to attend and vote thereat; and (ii) in the case of any other General Meeting, by a majority in number of the members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right. 49 Contents of notice of General Meetings (A) Every notice calling a General Meeting shall specify the principal place, date and time of the meeting. The notice may also identify any satellite places determined in accordance with Article 47(C). There shall appear with reasonable prominence in every such notice a statement that a member is entitled to appoint another person as his or her proxy to exercise all or any of his or her rights to attend and to speak and vote and that a proxy need not be a member of the Company. (B) The notice shall specify the general nature of the business to be transacted at the meeting; and if any resolution is to be proposed as a Special Resolution, the notice shall contain a statement to that effect. (C) In the case of an Annual General Meeting, the notice shall also specify the meeting as such. (D) If the Directors determine that a General Meeting shall be held partly by means of electronic facility or facilities, the notice shall specify details of such electronic facility or facilities, including any related access, identification and security arrangements, or shall state where such details will be made available by the Company prior to the meeting. (E) For the purposes of determining which persons are entitled to attend or vote at a meeting, and how many votes such persons may cast, the Company may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for

LON55100484/9 162683-0025 41 the meeting, by which a person must be entered on the Register in order to have the right to attend or vote at the meeting. PROCEEDINGS AT GENERAL MEETINGS 50 Chair (A) The Chair of the Directors, failing whom a Deputy Chair, shall preside as chair at a General Meeting. If there is no such Chair or Deputy Chair, or if at any meeting neither is present within five minutes after the time appointed for holding the meeting and willing to act, the Directors present shall choose one of their number or, if no Director is present or if all the Directors present decline to take the chair, a member may be elected to be the chair by a resolution of the Company passed at the meeting. (B) The provisions of this Article 50 shall be subject to the provisions of Article 54A. 51 Quorum No business other than the appointment of a chair shall be transacted at any General Meeting unless a quorum is present at the time when the meeting proceeds to business. Three members present in person and entitled to vote shall be a quorum for all purposes. 52 Lack of quorum If within five minutes from the time appointed for a General Meeting (or such longer interval as the chair of the meeting may think fit to allow) a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such other day and such time and place, with such additional means of attendance and participation (including at such place(s) and/or by means of such electronic facility or facilities), as may have been specified for the purpose in the notice convening the meeting or (if not so specified) as the chair of the meeting may determine, and if at such adjourned meeting a quorum is not present within five minutes from the time appointed for holding the meeting, the members present in person or by proxy shall be a quorum. 53 Conduct of meetings The chair shall take such action as he or she thinks fit to promote the orderly conduct of the business of any General Meeting as laid down in the notice of the meeting and the chair’s decision, made in good faith, on matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his or her determination, acting in good faith, as to whether any matter is of such a nature. 54 Adjournment and notice of adjourned meeting (A) The chair may at any time without the consent of the meeting adjourn any General Meeting at which a quorum is present either without specifying another time or place or to another specified time or place, with such additional means of attendance and participation (including at such place(s) and/or by means of such

LON55100484/9 162683-0025 42 electronic facility or facilities) determined by the chair in his or her absolute discretion, where it appears to him or her that:- (i) the members wishing to attend cannot be conveniently accommodated in any physical place appointed for the meeting; or (ii) the conduct of persons present prevents or is likely to prevent the orderly continuation of business; or (iii) an adjournment is desirable in view of the timing of a general meeting or adjourned general meeting of RTL; or (iv) the facilities at the principal place or any satellite place have become inadequate for the purposes referred to in Article 47(C); or (v) an electronic facility provided by or on behalf of the Company has become inadequate for the purposes referred to in Article 47(D); or (vi) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted, provided that all business conducted at the General Meeting up to the time of the adjournment, or at any earlier time specified by the chair of the meeting (if, in the chair’s opinion, it would be more appropriate to specify an earlier time), shall be valid. (B) In addition, the chair may at any time with the consent of any General Meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting either without specifying another time or place or to another specified time and place, with such additional means of attendance and participation (including at such place(s) and/or by means of such electronic facility or facilities) as the chair shall determine in his or her absolute discretion. When a meeting is adjourned without another time or place for such adjourned meeting being specified, the time and place for the adjourned meeting, and any additional means of attendance and participation at such meeting (including at such place and/or by means of such electronic facility) shall be fixed by the Directors. No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting had the adjournment not taken place. (C) When a meeting is adjourned for 30 days or more (or where no date is specified for the resumption of the meeting), not less than seven days’ notice of the adjourned meeting shall be given in like manner as in the case of the original meeting. (D) Save as hereinbefore expressly provided, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting. 54A Contemporaneous Parallel RTL General Meetings (A) If a General Meeting is convened for a time that is contemporaneous with the relevant Parallel RTL General Meeting then: (i) the Board may decide that it will take steps to make audio-visual communication facilities available to allow those Directors physically present at the Parallel RTL General Meeting to participate in the General Meeting and that those Directors shall be treated as

LON55100484/9 162683-0025 43 being present at the General Meeting for all purposes in their capacity as Directors; and (ii) the General Meeting may be conducted contemporaneously with the Parallel RTL General Meeting in such manner as the chair of the General Meeting may decide, including taking steps to make audio- visual communications facilities available to allow persons physically present at the Parallel RTL General Meeting to participate in the General Meeting, provided that, subject to Article 54A(H), such persons shall not be deemed to be “present” at the General Meeting. (B) If Article 54A(A)(i) applies, the Board may decide that the identity of the chair of the General Meeting shall be determined in accordance with Article 50 either: (i) on the basis that all of the Directors present at the General Meeting, including those who are treated as present as a result of the application of Article 54A(A)(i), are treated as present for the purposes of Article 50; or (ii) on the basis that only those Directors physically present at the General Meeting, and not those Directors who are treated as present as a result of the application of Article 54A(A)(i), are treated as present for the purposes of Article 50. (C) If the chair of the General Meeting chosen in accordance with Article 54A(B) and Article 50 is not physically present at the General Meeting, he or she may appoint a Director who is physically present at the General Meeting (a “Supplementary Chair”) who shall have all the powers necessary or desirable for the purpose of keeping good order at the General Meeting and carrying out all requests made of him or her by or on behalf of the chair of the General Meeting. (D) The chair of the General Meeting shall be treated as present as proxy at the General Meeting for any member who has appointed the chair of the General Meeting as his or her proxy in accordance with these Articles if he or she is present as a result of the application of Article 54A(A)(i) as well as if he or she is physically present at the General Meeting, and for this purpose the chair of the General Meeting may make such arrangements as he or she thinks fit in order to allow himself or herself to participate in the General Meeting and vote as proxy, including (but without prejudice to the other provisions in these Articles in relation to polls) as regards the manner of conducting, and arrangements for a vote on, a poll. (E) If Article 54A(A)(i) applies and either the audio-visual communications facilities referred to in Article 54A(A)(i) are not operational (in whole or in part) at the time fixed for the start of the General Meeting or during the General Meeting such audio-visual communications facilities cease to be operational (in whole or in part), but the chair is still reasonably able to exercise his or her powers as chair of the General Meeting, or for any other reason the chair of the General Meeting considers it desirable for the conduct of the General Meeting, then the chair of the General Meeting may without the consent of the General Meeting:

LON55100484/9 162683-0025 44 (i) determine what steps (if any), should be taken to endeavour to establish, maintain or restore all or part of such facilities or to facilitate the conduct of the General Meeting; (ii) determine that the General Meeting will continue separately from, and without any audio-visual communications link to, the Parallel RTL General Meeting on the basis that: (a) the Directors who are not physically present at the General Meeting will cease to be treated as being present at the General Meeting; and (b) if the chair of the General Meeting is not physically present at the General Meeting, the Supplementary Chair or a person determined in accordance with Article 54A(B)(ii) will be the chair of the General Meeting from that time onwards for all purposes; and/or (iii) if the chair of the General Meeting has exercised his or her rights pursuant to paragraph (ii), determine that, if such facilities are established or restored, Article 54A(A)(i) shall apply again so that the Directors present at the Parallel RTL General Meeting are treated as being present at the General Meeting and in that case the Supplementary Chair or the person determined in accordance with Article 54A(B)(ii) shall withdraw as chair of the General Meeting and the original chair shall be chair of the General Meeting from that time onwards for all purposes. (F) If Article 54A(A)(i) applies and either the audio-visual communication facilities referred to in Article 54A(A)(i) are not operational (in whole or in part) at the time fixed for the start of the General Meeting or during the General Meeting such audio-visual communications facilities cease to be operational (in whole or in part) and as a result the chair of the General Meeting is not reasonably able to exercise his or her powers as chair of the General Meeting, then the Directors who are not physically present at the General Meeting will cease to be treated as being present at the General Meeting and the Supplementary Chair or a person determined in accordance with Article 54A(B)(ii) will be the chair of the General Meeting from that time onwards for all purposes. The chair of the General Meeting (as so determined) may without the consent of the General Meeting: (i) determine what steps (if any) should be taken to endeavour to establish, maintain or restore all or part of such facilities or to facilitate the conduct of the General Meeting; (ii) determine that if such facilities are established or restored, Article 54A(A)(i) shall apply again so that the Directors present at the Parallel RTL General Meeting are treated as being present at the General Meeting and in that case he or she may withdraw as chair of the General Meeting to allow a person determined in accordance with Article 54A(B)(i) to be chair of the General Meeting from that time onwards for all purposes; and/or

LON55100484/9 162683-0025 45 (iii) determine that the General Meeting will continue separately from, and without any audio-visual communications link to, the Parallel RTL General Meeting. (G) Under no circumstances will the fact that the audio-visual communication facilities referred to in Article 54A(A) were not operational (whether in whole or in part) either at the start of or during a General Meeting affect the validity of the General Meeting or any business conducted at the General Meeting. (H) The chair of the relevant General Meeting may decide that the location of the Parallel RTL General Meeting shall be treated as a satellite place for the General Meeting, such that members of the Company physically present at the Parallel RTL General Meeting shall be treated as being present at the General Meeting for all purposes in their capacity as members of the Company subject to the terms of Article 47(C). (I) Nothing in this Article 54A limits the rights of members to attend a Hybrid Meeting through an electronic facility in accordance with Article 47(D) and the chair of the relevant Hybrid Meeting may decide to provide access to an electronic facility to members of the Company physically present at the Parallel RTL General Meeting in order to allow such persons to attend and participate in a Hybrid Meeting in accordance with Article 47(D). (J) Nothing in this Article 54A limits the powers and discretions otherwise vested in the chair of a General Meeting under these Articles. 55 Amendments to resolutions If an amendment shall be proposed to any resolution under consideration but shall be ruled out of order by the chair of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in the ruling. In the case of a resolution duly proposed as a Special Resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon. In the case of a resolution duly proposed as an ordinary resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error or an amendment to conform such resolution to a resolution duly proposed at the nearly contemporaneous meeting of RTL may be considered or voted upon unless written notice of such proposed amendment is given to the Office at least 48 hours prior to the time appointed for holding the relevant meeting or adjourned meeting or (in the absence of any such notice) the chair of the meeting in his or her absolute discretion rules that the amendment shall be considered. POLLS 56 Demand for poll (A) Subject to paragraph (B) of this Article, at any General Meeting:- (i) a resolution put to the vote of the meeting on which the holder of the Special Voting Share is entitled to vote (other than a resolution of a procedural nature) shall be decided on a poll (although the chair of the General Meeting may first put the resolution to a show of hands);

LON55100484/9 162683-0025 46 (ii) a resolution put to the vote at a General Meeting held partly by means of electronic facility or facilities shall, unless the chair of the meeting determines that it shall be decided on a show of hands, be decided on a poll; and (iii) any other resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by:- (a) the chair of the meeting; (b) not less than five members present in person or by proxy and entitled to vote; (c) a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; (d) a member or members present in person or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right; or (e) the holder of the Special Voting Share. (B) On a question of adjournment, a poll may only be demanded by the chair of the meeting. (C) A demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chair of the meeting. If a demand for a poll is so withdrawn:- (i) before the result of a show of hands is declared, the meeting shall continue as if the demand has not been made; or (ii) after the result of a show of hands is declared, the demand shall not be taken to have invalidated the result of that show of hands. 57 Procedure on a poll A poll shall be taken in such manner (including the use of ballot or electronic voting or voting papers or tickets) as the chair of the meeting may direct, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The chair of the meeting may (and if so directed by the meeting shall) appoint scrutineers (who need not be members) and may adjourn the meeting to some place and time fixed by him or her for the purpose of declaring the result of the poll, with such additional means of attendance and participation (including at such place(s) and/or by means of such electronic facility or facilities) determined by the chair in his or her absolute discretion. 58 Voting on a poll On a poll votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his or her votes or cast all the votes he or she uses in the same way.

LON55100484/9 162683-0025 47 59 Timing of poll A poll validly demanded on the choice of a chair or on a question of adjournment shall be taken forthwith. A poll validly demanded on any other question shall be taken either immediately or at such subsequent time (not being more than 30 days from the date of the meeting) and place, and by such additional means of attendance and participation (including at such place and/or by means of such electronic facility), as the chair may direct. A poll on a resolution on which the holder of the Special Voting Share is entitled to vote shall be taken either immediately or at such subsequent time (not being more than 30 days from the date of the meeting) and place, and by such additional means of attendance and participation (including at such place and/or by means of such electronic facility), as the chair may direct and shall remain open for so long as the chair may determine. Any poll may as the chair shall direct close at different times for different classes of shareholder. No notice need be given of a poll not taken immediately. The demand for a poll or requirement that a poll be taken shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded, or is required. VOTES OF MEMBERS 60 Votes attaching to shares (A) Subject to the provisions of these Articles with regard to any special rights or restrictions as to voting attached by or in accordance with these Articles to any class of shares and to Article 49(E): (i) on a show of hands every member who is present in person (including by corporate representative) and every proxy present who has been duly appointed by a member entitled to vote on the resolution shall have one vote; and (ii) on a poll every member who is present in person (including by corporate representative) or by proxy shall have one vote for every Ordinary Share of which he or she is the holder and the Specified Number (as defined in paragraph (B) below) of votes for the Special Voting Share of which he or she is the holder. The Equalisation Share shall not entitle its holder to attend or vote at any General Meeting. (B) The holder of the Special Voting Share shall be entitled to attend at any General Meeting and, subject to the provisions below, to cast on a poll the Specified Number of votes some of which may be cast for and others against any resolution in such numbers as the holder may determine. The Specified Number of votes in relation to a resolution of the Company on a Joint Decision shall be the total number of votes attaching to Publicly-held RTL Ordinary Shares (excluding any Publicly- held RTL Ordinary Shares which to the Directors’ knowledge are held by or on behalf of an Excluded RTL Holder or by or on behalf of a member on whom a notice has been served pursuant to Article 64(E) or on whom a direction notice under Article 63 has been served which in either case has not been complied with to the satisfaction of the Directors or withdrawn) which were cast on the poll on the

LON55100484/9 162683-0025 48 equivalent resolution at the nearly contemporaneous general meeting of RTL multiplied by the Equalisation Fraction. The Specified Number of votes which may be cast in relation to a resolution of the Company which is not a Joint Decision shall be zero except that:- (i) on any resolution to approve a Class Rights Action by the Company falling within Article 33(A)(vii) and on any resolution to amend, remove or alter the effect of any provision of these Articles which the Directors (or a duly constituted committee of the Directors) and the Board of RTL agree should be treated as a Class Rights Action, the Specified Number of votes shall be equal to 34 per cent., rounded up to the next higher whole number, of the aggregate number of votes attaching to all other classes of issued shares in the Company which could be cast on such resolution and such votes may only be cast by the holder of the Special Voting Share against such resolution; and (ii) on any procedural resolution in relation to the Company put to a General Meeting at which a Joint Decision Matter is to be considered the Specified Number of votes which may be cast shall be the maximum number of votes attached to all Publicly-held RTL Ordinary Shares (excluding any Publicly-held RTL Ordinary Shares which to the Directors’ knowledge are held by or on behalf of an Excluded RTL Holder or by or on behalf of a member on whom a notice has been served pursuant to Article 64(E) or on whom a direction notice under Article 63 has been served which in either case has not been complied with to the satisfaction of the Directors or withdrawn) which were cast on any resolution on a Joint Decision Matter at the nearly contemporaneous general meeting of RTL (or, if the nearly contemporaneous general meeting of RTL has not been held and such votes counted by the beginning of the relevant General Meeting of the Company, the maximum number of such votes as are authorised to be so cast upon proxies lodged with RTL by such time as the chair of the General Meeting may determine) multiplied by the Equalisation Fraction and rounded up to the nearest whole number. The Special Voting Share shall not entitle its holder to vote on any show of hands. 61 Votes of joint holders In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the share. 62 Deleted 63 Restriction on voting in particular circumstances (A) No member shall, unless the Directors otherwise determine, be entitled in respect of any share held by him or her to vote either personally or by proxy at a shareholders meeting or to exercise any other right conferred by membership in relation to shareholders meetings if any call or other sum presently payable by him or her to the Company in respect of that share remains unpaid.

LON55100484/9 162683-0025 49 (B) If any member, or any other person appearing to be interested in shares (within the meaning of Part 22 of the Companies Act 2006) held by such member, has been duly served with a notice under Section 793 of the Companies Act 2006 and is in default for a period of 14 days in supplying to the Company the information thereby required, then (unless the Directors otherwise determine) in respect of:- (i) the shares comprising the shareholding account in the Register which comprises or includes the shares in relation to which the default occurred (all or the relevant number as appropriate of such shares being the “default shares”, which expression shall include any further shares which are issued in respect of such shares); and (ii) any other shares held by the member, the member shall not (for so long as the default continues) nor shall any transferee to whom any of such shares are transferred (other than pursuant to an approved transfer or pursuant to paragraph (C)(ii) below) be entitled to attend or vote either personally or by proxy at a shareholders’ meeting or to exercise any other right conferred by membership in relation to shareholders’ meetings. (C) Where the default shares represent 0.25 per cent. or more of the issued shares of the class in question, the Directors may in their absolute discretion by notice in writing (a “direction notice”) to such member direct that:- (i) any dividend or part thereof or other money which would otherwise be payable in respect of the default shares shall be retained by the Company without any liability to pay interest thereon when such dividend or other money is finally paid to the member and the member shall not be entitled to elect to receive shares in lieu of dividend; and/or (ii) no transfer of any of the shares held by such member shall be registered unless the transfer is an approved transfer or:- (a) the member is not himself or herself in default as regards supplying the information required; and (b) the transfer is of part only of the member’s holding and, when presented for registration, is accompanied by a certificate by the member in a form satisfactory to the Directors to the effect that after due and careful enquiry the member is satisfied that none of the shares the subject of the transfer are default shares provided that, in the case of shares in uncertificated form, the Directors may only exercise their discretion not to register a transfer if permitted to do so by the Regulations. Any direction notice may treat shares of a member in certificated and uncertificated form as separate holdings and either apply only to the former or to the latter or make different provision for the former and the latter. Upon the giving of a direction notice its terms shall apply accordingly. (D) The Company shall send to each other person appearing to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.

LON55100484/9 162683-0025 50 (E) (i) Save as herein provided any direction notice shall have effect in accordance with its terms for so long as the default in respect of which the direction notice was issued continues and shall cease to have effect thereafter upon the Directors so determining (such determination to be made within a period of one week of the default being duly remedied, with written notice thereof being given forthwith to the member). (ii) Any direction notice shall cease to have effect in relation to any shares which are transferred by such member by means of an approved transfer or in accordance with paragraph (C)(ii) above. (F) For the purposes of this Article:- (i) a person shall be treated as appearing to be interested in any shares if the member holding such shares has been served with a notice under the said Section 793 and either:- (a) the member has named such person as being so interested; or (b) (after taking into account the response of the member to the said notice and any other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares, and (ii) a transfer of shares is an “approved transfer” if:- (a) it is a transfer of shares to an offeror by way or in pursuance of acceptance of a takeover offer (as defined in Section 974 of the Companies Act 2006); or (b) the Directors are satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the member or with any person appearing to be interested in such shares including any such sale made through the London Stock Exchange or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded. For the purposes of this sub-paragraph any associate (as that term is defined in Section 435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the member or any person appearing to be interested in such shares. (G) The provisions of this Article are in addition and without prejudice to the provisions of the Companies Acts. 64 Change of control (A) The purpose of this Article is to place restrictions upon any person (other than a Permitted Person as defined below) who directly or indirectly owns or controls shares in the Company or RTL or both which would otherwise enable such person to cast on a poll (directly, or indirectly through the Special Voting Share) 20 per cent. or more of the votes generally exercisable on a Joint Decision at general

LON55100484/9 162683-0025 51 meetings of the Company. If the person is only entitled to or interested in shares of the Company, the restrictions only apply if that person is able to cast on a poll 30 per cent. or more of the votes generally exercisable at General Meetings (excluding any votes attaching to the Special Voting Share). (B) In this Article:- (i) “Accepting Shareholder” means any person who has, in respect of the whole of that person’s Interest in Ordinary Shares or Entitlement to RTL Shares, accepted or given irrevocable undertakings to accept offers made under a takeover offer which complies with the Code or under a takeover scheme or takeover announcement which complies with Chapter 6 of the Corporations Act (or both); (ii) paragraph deleted (iii) “ADR Depositary” means a custodian or depositary or his or her nominee, approved by the Directors, under contractual arrangements with the Company by which he or she or that nominee holds Ordinary Shares and he or she or another person issues American Depositary Receipts evidencing rights in relation to those shares or a right to receive them; (iv) “Associate” means a person who is for the time being an associate of another person for the purposes of Chapter 6 of the Corporations Act as defined in Part 1.2 Division 2 of the Corporations Act; (v) “concert parties” means persons for the time being acting in concert within the meaning of the Code; (vi) “Code” means The City Code on Takeovers and Mergers as from time to time modified or replaced; (vii) “Entitlement” in relation to shares in RTL means the Relevant Interest of a person or the person’s Associates in those shares; (viii) “Holder” is as defined in paragraph (K) below; (viiiA) “FCA Handbook” means the United Kingdom Financial Conduct Authority’s Handbook of Rules and Guidance; (ix) “Interest” in relation to shares in the Company, means any interest in Ordinary Shares within the meaning of Sections 820 to 825 of the Original Act (except that of a bare trustee), provided that: (a) Section 820(4)(b) shall apply on the basis that the entitlement there referred to could arise under an agreement within the meaning of Sections 824(5) and (6); (b) an interest in Ordinary Shares shall be disregarded if it is held by a market maker acting in that capacity, provided that such Ordinary Shares do not represent 10 per cent. or more of the votes generally exercisable at General Meetings (excluding any votes attaching to the Special Voting Share) and subject to the market maker satisfying the criteria and complying with the conditions and operating requirements referred to in paragraph (ixA) below;

LON55100484/9 162683-0025 52 (c) an interest in Ordinary Shares shall be disregarded where: (I) in pursuance of arrangements made with the operator of a relevant system: (aa) securities of a particular aggregate value are on any day transferred by means of that system from a person (“A”) to another person (“B”); (bb) the securities are of kinds and amounts determined by the operator-system; and (cc) the securities, or securities of the same kinds and amounts, are on the following day transferred by means of the relevant system from B to A, and (II) the securities comprise any Ordinary Shares, and for the purposes of this paragraph (c) any day which, in England and Wales, is a non-business day for the purposes of the Bills of Exchange Act 1882 is disregarded, and expressions which are used in the Regulations shall have the same meanings as in those Regulations; (d) a person is not by virtue of Section 820(4)(b) of the Original Act to be taken to be interested in Ordinary Shares by reason only that he or she has been appointed a proxy to vote at a specified meeting of the Company or of any class of its members and at any adjournment of that meeting, or has been appointed by a corporation to act as its representative at any meeting of the Company or of any class of its members; and “Interested” shall be construed accordingly; (ixA) “market maker” means a market maker, as such term is defined in the FCA Handbook, who is in compliance with the conditions and operating requirements set out in Rule 5.1.4 of the DTRs; (x) the “Original Act” means the Companies Act 2006 as in force at the date of adoption of this Article and notwithstanding any repeal, modification or re-enactment thereof after that date (including for the avoidance of doubt, any amendment, replacement or repeal by regulations made by the Secretary of State pursuant to Section 828 of that Act to the definition of shares in Section 792 or to the provisions as to what is taken to be an interest in shares in Section 820), and the “DTRs” means the Disclosure Guidance and Transparency Rules of the FCA as amended from time to time; (xi) “Permitted Holding” means:- (a) any Entitlement to RTL Ordinary Shares, arising as a result of two or more persons becoming Associates, in relation to the acquisition of which an exemption or declaration under

LON55100484/9 162683-0025 53 Section 655A of the Corporations Act is in force, with the effect that the acquisition of such Entitlement would not breach Section 606 of the Corporations Act; (b) any Interest in shares in the Company or an Entitlement to RTL Ordinary Shares held solely by a person as a bare trustee or by a person who, if the incidents of that person’s Interest or Entitlement were governed by the laws of England, would in the opinion of the Directors be regarded as a bare trustee in respect of that Interest or Entitlement; (c) any Interest of a person in shares in the Company or any Entitlement of a person to any RTL Ordinary Shares which under arrangements approved by the Directors and the directors of RTL respectively have been allotted or issued with a view to that person (or purchasers from that person) offering the same to the public within a period not exceeding three months from the date of the relevant allotment or issue; (d) any Interest of a person in shares in the Company or any Entitlement of a person to any RTL Ordinary Shares which the Directors are satisfied is held by virtue only of that person being entitled to exercise or control the exercise of 20 per cent. or more of the voting power at general meetings of another company which is a Permitted Person; or (e) any Interest or Entitlement of a Permitted Person, other than RTL Shareholder SVC or RTP Shareholder SVC; (xii) “Permitted Person” means:- (a) any member of the Rio Tinto Group; (b) any member of the RTL Group; (c) RTL Shareholder SVC; (d) RTP Shareholder SVC; (e) an ADR Depositary, acting in his or her capacity as such; (f) The Depositary Trust Company or any successor and/or its nominee acting in the capacity of a clearing agency in respect of dealings in American Depositary Receipts; (g) a clearing house or a nominee of a recognised clearing house or of a recognised investment exchange (a “recognised person”); (h) a trustee (acting in that capacity) of any employees’ share scheme of the Company or of RTL; (i) any person (an “Offeror”) who has made an offer to acquire all the outstanding RTL Ordinary Shares (other than those already owned by the Offeror) which may, if the Offeror so decides, be conditional upon an offer which has been made by the Offeror (or a subsidiary of, a parent company of, or a subsidiary of a parent company of the Offeror) on terms

LON55100484/9 162683-0025 54 which satisfy each of subparagraphs (I), (II) and (III) of Rule 145(B)(x)(i) of the RTL Constitution) to acquire all the outstanding Ordinary Shares (other than those already owned by the Offeror or such subsidiary, parent company or subsidiary of a parent company) becoming unconditional and shall:- (I) be unconditional when made or contain only such conditions as any such offer must contain pursuant to the Corporations Act; (II) disclose the highest price paid or value of consideration given for Ordinary Shares by the Offeror or its concert parties and for RTL Ordinary Shares by the Offeror and its Associates since the beginning of the period commencing 12 months before the date on which the Offeror or any of its Associates or concert parties became a Relevant Person and include a cash offer (or an offer with a cash alternative) to acquire all the RTL Ordinary Shares (other than those already directly or indirectly owned by the Offeror) at a price per RTL Ordinary Share which (subject to paragraph (xix) below) is not less than the higher of:- (aa) the highest price paid or value of consideration given for Ordinary Shares by the Offeror or its Associates since the beginning of the period commencing 12 months before the date on which the Offeror or any of its concert parties became a Relevant Person multiplied by the Equalisation Fraction as at the date of the offer and converted into Australian dollars. Such conversion shall be made at the closing mid-point spot Australian dollar-sterling exchange rate, on the date on which the Offeror or any of its concert parties became a Relevant Person as published in the Financial Times; and (bb) the highest price paid or value of consideration given for RTL Ordinary Shares by the Offeror (or its Associates) in Australian dollars (or equivalent, converted into Australian dollars by a method comparable to that set out in paragraph (aa) above) since the beginning of the period commencing 12 months before the date on which the Offeror or any of its Associates became a Relevant Person;

LON55100484/9 162683-0025 55 provided that if no such shares have been acquired by the Offeror or any of its Associates or concert parties during that period the price (subject to paragraph (xix)) shall be not less than the higher of:- (cc) the middle market quotation derived from the London Stock Exchange Daily Official List in respect of Ordinary Shares on the dealing day preceding the date on which the offer is announced, multiplied by the Equalisation Ratio as at that day and converted into Australian dollars at the closing mid-point Australian dollar-sterling exchange rate as at such date as published in the Financial Times; and (dd) the weighted average sale price derived from the Australian Securities Exchange in respect of RTL Ordinary Shares on the Business Day preceding the date on which the offer is announced, and (III) comply with the provisions of the Corporations Act as if it were an offer made under the Corporations Act; provided that if the terms of any such offer would, at the time it would be required to be made, be illegal or contravene any applicable law or regulatory requirement (including the Corporations Act) then the offer shall be on such terms as may be necessary to comply with such applicable law or regulatory requirement but otherwise shall approximate as far as is possible the requirements set out in paragraphs (I) to (III) above and provided further that references to the price paid for an Ordinary Share or a RTL Ordinary Share shall be deemed to include the price paid for an interest through an American Depositary Receipt representing such a share converted into sterling or Australian dollars as appropriate at the closing mid-point exchange rate of the purchase currency and sterling or Australian dollars (as appropriate) on the date of acquisition of such interest obtained from the Financial Times (in the case of Ordinary Shares) or from the Australian Financial Review in the case of RTL Ordinary Shares; (j) any person who:- (I) owns directly or indirectly Publicly-held Rio Tinto Ordinary Shares which carry the right to cast more than 50 per cent. of the total votes attaching to all Publicly-held Rio Tinto Ordinary Shares capable of being cast on a poll at a General Meeting; and

LON55100484/9 162683-0025 56 (II) owns directly or indirectly Publicly-held RTL Ordinary Shares which carry the right to cast more than 50 per cent. of the total votes attaching to all Publicly-held RTL Ordinary Shares capable of being cast on a poll at a general meeting of RTL, and has reached that level of ownership by receiving acceptances under offers to acquire all the outstanding Ordinary Shares and RTL Ordinary Shares (other than those already owned by that person) or as a result of a scheme of arrangement approved by the High Court or as a result of a compromise or arrangement approved by the relevant court of Australia under Part 5.1 of the Corporations Act or by any combination of these; (k) any concert party or Associate of an Offeror; (xiii) “Relevant Holding” means an Interest in shares in the Company or an Entitlement to RTL Ordinary Shares or both (disregarding any part of that Interest or Entitlement which is a Permitted Holding) which together would otherwise entitle their holder to cast on a poll (either directly as a member of the Company or through any votes which may be cast by the holder of the Special Voting Share to reflect votes which the holder of the Relevant Holding is entitled to cast in respect of RTL Ordinary Shares) 20 per cent. or more of the total votes attaching to all share capital of the Company of all classes on a Joint Decision (assuming that all the Publicly-held RTL Ordinary Shares including those comprised in such Entitlement were voted on the equivalent resolution at the nearly contemporaneous general meeting of RTL and counted in calculating the votes attached to the Special Voting Share on such decision) provided that if the Relevant Holding does not include any RTL Ordinary Shares, the Relevant Holding includes an Interest in shares in the Company (other than the Special Voting Share) which carry the right on a poll to cast 30 per cent. or more of the total votes attaching to all share capital of the Company of all Classes (apart from the Special Voting Share) taken as a whole and capable of being cast on a poll at a General Meeting; (xiiiA) “Relevant Interest” means a relevant interest in respect of a share as that term is defined in the Corporations Act; (xiv) “Relevant Person” means any person (whether or not identified) who has, or who appears to the Directors to have, a Relevant Holding or who is deemed for the purposes of this Article to be a Relevant Person; (xv) “Relevant Share Capital” means shares of the Company to which Part 22 of the Original Act applies; (xvi) “Relevant Shares” means all the shares in which a Relevant Person or an Excluded RTL Holder has, or appears to the Directors to have, an Interest or which are deemed for the purposes of this Article to be Relevant Shares;

LON55100484/9 162683-0025 57 (xvii) “Required Disposal” means a disposal or disposals of such a number of Relevant Shares (or interests therein) as will cause a Relevant Person to cease to be a Relevant Person, not being a disposal to another Relevant Person (other than a Permitted Person) or a disposal which constitutes any other person (other than a Permitted Person) a Relevant Person; (xviii) references to the Financial Times mean the London Edition, and includes, if that newspaper fails to be published or fails to publish the relevant information any other daily newspaper circulating in London nominated by the Board which does publish the relevant information and references to the Australian Financial Review include, if that newspaper ceases to be published or fails to publish the relevant information, any other daily newspaper circulating in Melbourne nominated by the Board which does publish the relevant information; (xix) references in paragraph (xii)(i) to “price” or “value of consideration” mean such price or value:- (a) adjusted to reflect the effect of any share consolidation or subdivision, allotment of shares, rights issue, issue of options, issue of convertible securities or reduction of capital which occurred after that price or consideration was paid or given and before the offer to acquire all the RTL Ordinary Shares referred to in that paragraph occurred; and (b) adjusted to reflect the net amount of any dividend which had been declared or announced at the time the price or consideration was paid or given if the shares acquired were at that time trading cum-dividend and at the time of the offer the shares are trading ex-dividend or vice versa, and the certificate of the Auditors stating the appropriate amount of an adjustment required by paragraphs (a) or (b) shall be conclusive, and, for the purposes of this Article, where the Directors resolve in good faith that they have made reasonable enquiries and that they are unable to determine:- (I) whether or not a particular person has an Interest in any particular shares; or (II) who is Interested in any particular shares, the shares concerned shall be deemed to be Relevant Shares and all persons interested in them to be Relevant Persons. (C) Subject to paragraphs (D), (K) and (L) below and without prejudice to Article 63, the provisions of Part 22 of the Original Act shall apply in relation to the Company as if those provisions applied to Interests and accordingly the rights and obligations arising under that Part shall apply in relation to the Company, its members and all persons Interested in Relevant Share Capital, for the purposes of this paragraph; but so that all Interests shall, when disclosed to the Company, be

LON55100484/9 162683-0025 58 entered in a separate register kept by the Company for that purpose. The rights and obligations created by this paragraph in respect of Interests in shares are in addition to and separate from those arising under Part 22 of the Original Act. (D) Sections 794, 795, 797, 798, 804(2) and (3), 806, 807(3) to (5), 808(6), 809(4) and (5), 810(5) and (6), 812(3) to (7), 813, 814, 815(3) and (4), 819(2) and (3) of the Original Act shall not apply in respect of the rights and obligations relating to Interests created by paragraph (C) above. (E) If, to the knowledge of the Directors, any person other than a Permitted Person is or becomes (or appears to be or to be likely to become) a Relevant Person (including, without limitation, by virtue of being deemed to be one), the Directors shall (except as provided otherwise by paragraph (F) or (H) below) give notice to that Relevant Person and to any other person who appears to the Directors to have Interests in the Relevant Shares and, if different, to the registered holders of those shares. The notice shall:- (i) set out the restrictions referred to in paragraph (F) below; (ii) state that the addressee of the notice is required to make a Required Disposal or procure that a Required Disposal is made by a time specified in the notice being such time as the Directors shall consider most appropriate not being less than 7 days nor more than 60 days after the date on which the notice is given to the addressee (the “Specified Time”) unless by that time either:- (a) the Relevant Person has become a Permitted Person; or (b) the Directors have resolved in good faith that either the person stated in the notice to be a Relevant Person is not a Relevant Person or that the addressee does not have an Interest in the shares which would otherwise have to be disposed of, and (iii) set out such other requirements or restrictions as the Directors shall consider necessary to ensure that by the Specified Time there is no Relevant Person (other than a Permitted Person) in relation to the Relevant Shares concerned. If the Relevant Shares are held by the ADR Depositary, the notice shall also state that:- (a) a specified purchaser or purchasers (the “Relevant Purchaser(s)”) (excluding the ADR Depositary itself) or Holder or Holders (the “Relevant Holder(s)”), as the case may be, is or are believed or deemed to be Relevant Persons or is or are believed or deemed to be purchasers or Holders through which a Relevant Person or Relevant Persons has or have Interests in either case as specified in the notice; and (b) the Directors believe that each Relevant Purchaser or Relevant Holder or the Relevant Person or Relevant Persons believed or deemed to have Interests through such Relevant Purchaser or Relevant Holder, as the case may be, is or are

LON55100484/9 162683-0025 59 deemed to be Interested in a specific number of Relevant Shares. The Directors may extend the period in which any such notice is required to be complied with by up to 30 days and may withdraw any such notice (whether before or after the expiration of the period referred to) if it appears to them that there is no Relevant Person in relation to the shares concerned. (F) A holder of a Relevant Share on whom a notice has been served in accordance with paragraph (E) above shall not in respect of that share be entitled, until such time as the notice has been complied with to the satisfaction of the Directors or withdrawn:- (i) to attend or vote at any general meeting of the Company or meeting of the holders of Relevant Share Capital or of any class thereof, or to exercise any other right conferred by membership in relation to any such meeting; (ii) to receive any dividend or other money which would otherwise be payable in respect of a Relevant Share, which shall be retained by the Company without any liability to pay interest when the money is finally paid to the member; or (iii) to elect to receive shares in lieu of any dividend referred to in paragraph (ii) above. If the requirements of any notice under paragraph (E) above have not been complied with by the Specified Time (or such later time as may be permitted pursuant to that paragraph) then the Directors shall take such action as is within their power to ensure that a Required Disposal is made as soon as is reasonably practicable and, for this purpose, they shall make such arrangements as they deem appropriate including, without limitation appointing any person on behalf of the holder or holders of the Relevant Shares to execute any documents, to take such other action as that person may deem necessary or expedient and to receive and give good discharge for the purchase price. Brokerage, stamp duty and any other costs of the transfer shall be paid out of the sale proceeds. The net proceeds of any sale under this paragraph shall be paid to the registered holder who held the Relevant Shares sold under this paragraph provided that the registered holder has delivered to the Company such documents or information as may be reasonably required by the Directors. Upon the name of the purchaser being entered in the Register in purported exercise of the powers under this paragraph, the validity of the sale by way of a Required Disposal shall not be challenged by any person. The Directors may not authorise a Required Disposal of any Ordinary Shares held by an Accepting Shareholder during a period in which offers for both Ordinary Shares and RTL Ordinary Shares remain open for acceptance and are not required to give notice under paragraph (E) above in respect of the Ordinary Shares of such an Accepting Shareholder. (G) Without prejudice to the provisions of the Original Act and subject to paragraph (B)(vii) above, the Directors may assume without enquiry that a person is not a Relevant Person unless the information contained in the registers kept by the Company under Part 22 of the Original Act (as applied and extended by this Article), including the separate register to be kept under paragraph (C) above, appear to the Directors to indicate to the contrary or the Directors have reason to believe

LON55100484/9 162683-0025 60 otherwise, in which circumstances the Directors shall make reasonable enquiries to discover whether any person is a Relevant Person. (H) The Directors shall not be obliged to give any notice required under this Article to be given to any person if they do not know either (i) his or her identity or (ii) his or her address. The absence of such a notice in those circumstances and any accidental error in or failure to give any notice to any person to whom notice is required to be given under this Article shall not prevent the implementation of, or invalidate, any procedure under this Article. (I) If any Director has reason to believe that a person (not being a Permitted Person) is a Relevant Person, that Director shall inform the other Directors. (J) Any resolution or determination of, or decision or exercise of any discretion or power by, the Directors or any Director or by the chair of any meeting under or pursuant to the provisions of this Article shall be final and conclusive; and anything done, by or on behalf of, or on the authority of, the Directors or any Director pursuant to the foregoing provisions of this Article shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to its validity or otherwise on any ground whatsoever. The Directors shall not be required to give any reasons for any decision, determination or declaration taken or made in accordance with this Article. (K) Paragraph (C) shall not apply to an ADR Depositary when acting in that capacity. A person (a “Holder”) who has an Interest in shares of the Company evidenced by an American Depositary Receipt shall be deemed for the purposes of this Article to have an Interest in the number of shares in the Company in respect of which rights are evidenced by such Receipt and not (in the absence of any other reason why he or she would be so treated) in the remainder of the shares in the Company held by the ADR Depositary. (L) Paragraph (C) of this Article shall not apply to a recognised person acting in its capacity as such. Where in that capacity Interests in shares in the Company are held by a recognised person under arrangements recognised by the Company for the purposes of this Article any person who has rights in relation to shares in the Company in which such a recognised person has an Interest shall be deemed to be Interested in the number of shares in the Company for which such a recognised person is or may become liable to account to him or her and any Interest which (by virtue of his or her being a tenant in common in relation to an Interest in shares in the Company so held by such a recognised person) he or she would otherwise be treated for the purposes of this Article as having in a larger number of shares in the Company shall (in the absence of any other reason why he or she should be so treated) be disregarded. (M) This Article shall apply notwithstanding any provision in any other of these Articles which is inconsistent with or contrary to it. 65 Voting by guardian Where in England or elsewhere a guardian, receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Directors may in their absolute discretion, upon or subject to production of such evidence of the appointment as the

LON55100484/9 162683-0025 61 Directors may require, permit such guardian, receiver or other person on behalf of such member to vote in person or by proxy at any shareholders’ meeting or to exercise any other right conferred by membership in relation to shareholders’ meetings. 66 Validity and result of vote (A) If:- (i) any objection shall be raised to the qualification of any voter; (ii) any votes have been counted which ought not to have been counted or which might have been rejected; or (iii) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless it is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chair of the meeting and shall only vitiate the decision of the meeting on any resolution if the chair decides that the same may have affected the decision of the meeting. The decision of the chair on such matters shall be conclusive. (B) On a vote on a resolution at a meeting on a show of hands, a declaration by the chair of such meeting that the resolution: (i) has or has not been passed; or (ii) passed with a particular majority, is conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. An entry in respect of such a declaration in minutes of the meeting recorded in accordance with the Companies Acts is also conclusive evidence of that fact without such proof. This Article does not have effect if a poll is demanded in respect of the resolution (and the demand is not subsequently withdrawn). PROXIES 67 Appointment of Proxies (A) A member is entitled to appoint a proxy or, (subject to Article 67A) proxies, to exercise all or any of his or her rights to attend and to speak and vote at a meeting of the Company. (B) A proxy need not be a member of the Company. 67A Multiple Proxies A member may appoint more than one proxy in relation to a meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him or her or (as the case may be) a different £10, or multiple of £10, of stock held by him or her.

LON55100484/9 162683-0025 62 68 Form of proxy An instrument appointing a proxy shall be in writing in any usual or common form or in any other form which the Directors have approved:- (A) in the case of an individual shall be signed by the appointor or his or her attorney or authenticated in accordance with Article 138A; and (B) in the case of a corporation shall be either given under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation or authenticated in accordance with Article138A. Any signature on or authentication of such instrument need not be witnessed. Where an instrument appointing a proxy is signed or authenticated in accordance with Article 138A on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof must (failing previous registration with the Company) be lodged with the instrument of proxy pursuant to the next following Article, failing which the instrument may be treated as invalid. 69 Deposit of form of proxy (A) Subject to paragraph (C) of this Article, the appointment of a proxy (together with any supporting documentation required under Article 68) must be received at the address or one of the addresses (if any) specified for that purpose in, or by way of note to, or in any document accompanying, the notice convening the meeting (or if no address is so specified, at the Transfer Office): (i) in the case of a meeting or adjourned meeting, not less than 48 hours before the commencement of the meeting or adjourned meeting to which it relates; (ii) in the case of a poll taken following the conclusion of a meeting or adjourned meeting, not more than 48 hours after the poll was demanded, but not less than 48 hours before the commencement of the meeting or adjourned meeting at which the poll was demanded; and (iii) in the case of a poll taken more than 48 hours after it was demanded, not less than 24 hours before the time appointed for the taking of the poll, and in default shall not be treated as valid. (B) The Directors may at their discretion determine that, in calculating the periods mentioned in paragraph (A) of this Article, no account shall be taken of any part of any day that is not a working day (within the meaning of Section 1173 of the Companies Act 2006). (C) A proxy received from the holder of the Special Voting Share will be valid if it is received before the closing of the poll to which it relates. (D) Without limiting the foregoing, in relation to any shares in uncertificated form the Directors may permit a proxy to be appointed by electronic means or by means of a website in the form of an Uncertificated Proxy Instruction (that is, a properly authenticated dematerialised instruction, and/or other instruction or notification, sent by means of a relevant system to such participant in that system acting on behalf of the Company as the Directors may prescribe, in such form and

LON55100484/9 162683-0025 63 subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system)); and may permit any supplement to, or amendment or revocation of, any such Uncertificated Proxy Instruction to be made by a further Uncertificated Proxy Instruction. The Directors may in addition prescribe the method of determining the time at which any such instruction or notification is to be treated as received by the Company. The Directors may treat any such instruction or notification purporting or expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending the instruction to send it on behalf of that holder. (E) The appointment of a proxy shall, unless the contrary is stated thereon, be as valid for any adjournment of a meeting as it is for the meeting to which it relates. An appointment relating to more than one meeting (including any adjournment of any such meeting) having once been delivered in accordance with this Article 69 for the purpose of any such meeting does not need to be delivered again for the purposes of any subsequent meeting to which it relates. (F) When two or more valid but differing instruments of proxy are executed in respect of the same share for use at the same meeting, the one which is last executed shall be treated as replacing and revoking the others as regards that share. If the company is unable to determine which was last executed none of them shall be treated as valid in respect of that share. Delivery of an instrument appointing a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. 70 Rights of proxy (A) A proxy shall have the right to exercise all or any of the rights of his or her appointor, or (where more than one proxy is appointed) all or any of the rights attached to the shares in respect of which he or she is appointed the proxy to attend, and to speak and vote, at a meeting of the Company. (B) Unless his or her appointment provides otherwise, a proxy may vote or abstain at his or her discretion on any resolution put to the vote at a shareholders’ meeting. 71 Termination of proxy’s authority (A) Neither the death or insanity of a member who was appointed a proxy, nor the revocation or termination by a member of the appointment of a proxy (or of the authority under which the appointment was made), shall invalidate the proxy or the exercise of rights of the proxy thereunder, unless notice of such death, insanity, revocation or termination shall have been received by the Company in accordance with paragraph (B) of this Article. (B) Any such notice of death, insanity, revocation or termination must be received at the address or one of the addresses (if any) specified for receipt of proxies in, or by way of note to, or in any document accompanying, the notice convening the meeting to which the appointment relates (or if no address is so specified, at the Transfer Office): (i) in the case of a meeting or adjourned meeting, not less than one hour before the commencement of the meeting or adjourned meeting to which the proxy appointment relates;

LON55100484/9 162683-0025 64 (ii) in the case of a poll taken following the conclusion of a meeting or adjourned meeting, not more than 48 hours after it was demanded, but not less than one hour before the commencement of the meeting or adjourned meeting at which the poll was demanded; or (iii) in the case of a poll taken more than 48 hours after it was demanded, not less than one hour before the time appointed for the taking of the poll. CORPORATIONS ACTING BY REPRESENTATIVES 72 Subject to the Statutes, any corporation which is a member of the Company may by resolution of its directors or other governing body authorise a person or persons to act as its representative or representatives at any shareholders’ meeting. The Company may (but shall have no obligation to) require such person or persons to produce a certified copy of the resolution confirming their appointment before permitting him or her to exercise his or her powers. DIRECTORS 73 Number of Directors Subject as hereinafter provided the Directors shall not be less than five in number. The Company may by Ordinary Resolution from time to time vary the minimum number and/or fix and from time to time vary a maximum number of Directors. 74 Share qualification A Director shall not be required to hold any shares of the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at shareholders’ meetings. 75 Directors’ remuneration (A) Each Director may be paid or provided remuneration for services. Subject to Article 76, the remuneration of the Directors shall from time to time be determined by the Directors except that the maximum aggregate remuneration paid or provided to the Directors by the Company in their capacity as Directors in respect of any Year shall not (when aggregated with any remuneration paid or provided by RTL to the Directors in their capacity as Directors of RTL, any fees received by Directors for serving on any committee of the Directors of the Company or RTL, and any travel allowances received by Directors for attending meetings of Directors of the Company or RTL or meetings of any committee of Directors of the Company or RTL, in each case in respect of that Year) exceed £3,000,000 or such higher amount as may from time to time be determined by Ordinary Resolution of the Company and shall (unless such resolution otherwise provides) be divisible among the Directors as they may agree, or in default of such agreement, equally. (B) Remuneration under Article 75(A) will accrue from day to day and be paid or provided by or on behalf of the Company at the time and in the manner (including,

LON55100484/9 162683-0025 65 subject to Article 78, by way of non-cash benefit or by way of a contribution to a superannuation fund) decided by the Board. (C) In calculating the aggregate annual remuneration paid or provided to the Directors in any Year for the purposes of Article 75(A), no regard shall be had to payments made or non-cash benefits received under Articles 76, 77, 143, 143A or 143B. 76 Other remuneration of Directors Any Director who holds any executive office with the Company or RTL, or who performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration or may receive such other benefits as the Directors may determine. 77 Directors’ expenses The Directors may pay or reimburse any Director or Alternate Director out of the funds of the Company all such reasonable expenses as he or she may incur in attending and returning from meetings of the Directors or of any committee of the Directors or shareholders’ meetings or otherwise in connection with the business of the Company. 78 Directors’ pensions and other benefits Subject to the aggregate maximum amount under Article 75(A) (but which limit shall for the avoidance of doubt not apply to remuneration or other benefits paid pursuant to Article 76), the Directors shall have the power to pay and agree to pay pensions or other retirement, superannuation, health, death or disability benefits to (or to any person in respect of) any Director or former Director (other than pensions, retirement or non-statutory superannuation benefits to (or to any person in respect of) any Director who does not hold any executive office within the Company or RTL) and for the purpose of providing any such pensions or other benefits to contribute to any scheme or fund or to pay premiums (other than premiums or contributions to any scheme or fund for the purpose of providing pensions, retirement or non-statutory superannuation benefits to (or to any person in respect of) any Director who does not hold any executive office within the Company or RTL). 79 Appointment and powers of executive Directors (A) The Directors may from time to time appoint one or more of their body to be the holder of any executive office (including, where considered appropriate, the office of Chair or Deputy Chair) on such terms and for such period as they may (subject to the provisions of the Statutes) determine and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke or vary the terms of any such appointment. (B) The appointment of any Director to the office of Chair or Deputy Chair or Chief Executive or Deputy Chief Executive or Managing or Joint Managing or Deputy or Assistant Managing Director shall automatically determine if he or she ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him or her and the Company. (C) The appointment of any Director to any other executive office shall not automatically determine if he or she ceases from any cause to be a Director, unless

LON55100484/9 162683-0025 66 the contract or resolution under which he or she holds office shall expressly state otherwise, in which event such determination shall be without prejudice to any claim for damages for breach of any contract of service between him or her and the Company. (D) The Directors may entrust to and confer upon any Director holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers. 80 Alternate Directors (A) Any Director may at any time by notice in writing and deposited at the Office, or delivered at a meeting of the Board, appoint any person (including another Director) to act as an Alternate Director in the Director’s place and may in like manner at any time terminate such appointment. Such appointment, unless previously approved by the Directors or unless the appointee is another Director, shall have effect only upon and subject to being so approved and upon the appointment by the same person as an Alternate Director of RTL becoming effective. (B) The appointment of an Alternate Director shall determine on the happening of any event which if the Alternate Director were a Director would cause the Alternate Director to vacate such office or if the appointing Director ceases to be a Director, otherwise than by retirement at a General Meeting at which the Director is re-elected. (C) An Alternate Director shall (except any Alternate Director who is for the time being neither in the United Kingdom nor in Australia) be entitled to receive notices of meetings of the Board and shall be entitled to attend and vote as a Director at any such meeting at which the appointing Director is not personally present and generally at such meeting to perform all functions of the appointing Director as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if the Alternate Director (instead of the appointing Director) were a Director. If the Alternate Director is himself or herself a Director or shall attend any such meeting as an alternate for more than one Director, the Alternate Director’s voting rights shall be cumulative but the Alternate Director shall not be counted more than once for the purposes of the quorum. If the appointing Director is for the time being neither in the United Kingdom nor in Australia or temporarily unable to act through ill health or disability the Alternate Director’s signature to any resolution in writing of the Board shall be as effective as the signature of the appointing Director. To such extent as the Directors may from time to time determine in relation to any committees of the Board the foregoing provisions of this paragraph shall also apply mutatis mutandis to any meeting of any such committee of which the appointing Director is a member. An Alternate Director shall not (save as aforesaid) have power to act as a Director, nor shall the Alternate Director be deemed to be a Director for the purposes of these Articles, nor shall the Alternate Director be deemed to be the agent of the appointing Director. (D) An Alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if the Alternate Director

LON55100484/9 162683-0025 67 were a Director but the Alternate Director shall not be entitled to receive from the Company in respect of the appointment as Alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to the appointing Director as such appointing Director may by notice in writing to the Company from time to time direct. APPOINTMENT AND RETIREMENT OF DIRECTORS 81 Deleted 82 Retirement at Annual General Meetings (A) Each Director shall retire at the Annual General Meeting held in the third calendar year following the year in which he or she was elected or last re-elected by the Company. If no Director would otherwise be required to submit for election or re-election but the Listing Rules of the Australian Securities Exchange require that an election of Directors be held, the Director to retire at the annual general meeting is the Director who has been longest in office since their last election, but, as between persons who were last elected on the same day, the Director to retire is (unless they otherwise agree among themselves) determined by ballot. (B) A Director who retires at any Annual General Meeting shall be eligible for election or re-election. (C) A retiring Director who stands for re-election shall retain office until the announcement of the result of the poll on the resolution to reappoint that Director. (D) Notwithstanding anything contained elsewhere in these Articles, a Director shall retire from office at an Annual General Meeting if the Director is required by Applicable Regulation to retire from office as a Director or is required to retire as director of RTL at the nearly contemporaneous annual general meeting of RTL, though in either case, nothing in this paragraph prevents the Director from standing for re-election. 83 Deleted 84 Re-election of retiring Director The Company at the meeting at which a Director retires under any provision of these Articles may by Ordinary Resolution fill the office being vacated by electing thereto the retiring Director (if eligible for re-election) or some other person eligible for election. In default the retiring Director shall be deemed to have been re-elected except in any of the following cases:- (A) where at such meeting it is expressly resolved not to fill such office or a resolution for the re-election of such Director is put to the meeting and lost; (B) where such Director is ineligible for re-election or has given notice in writing to the Company that he or she is unwilling to be re-elected; (C) where the default is due to the moving of a resolution in contravention of the next following Article; or (D) where such Director has not been, or is not deemed to have been, re-elected as a director of RTL.

LON55100484/9 162683-0025 68 The retirement shall not have effect until the conclusion of the meeting (which for these purposes shall be deemed to be the announcement of the result of the poll to re-elect the Director) except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his or her re-election is put to the meeting and lost and accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break. 85 Election of two or more Directors A resolution for the election of two or more persons as Directors by a single resolution shall not be moved at any General Meeting unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it, and any resolution moved in contravention of this provision shall be void. 86 Nomination of Director for election No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for election as a Director at any General Meeting unless within the period referred to in Article 87 there has been lodged at the Office:- (A) notice in writing signed or authenticated in accordance with Article 138A by some member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his or her intention to propose such person for election; and (B) notice in writing signed or authenticated in accordance with Article 138A by the person to be proposed of his or her willingness to be elected as a Director of the Company and as a director of RTL. The Directors shall nominate for election as a Director at a General Meeting of the Company any person duly nominated for election at the nearly contemporaneous General Meeting of RTL. 87 Period for Nomination of Directors for election The period within which the notices referred to in Article 86 must be lodged at the Office is not less than 45 Business Days nor more than 65 Business Days (inclusive of the date on which the notice is given) before the earlier of the dates appointed for: (A) the general meeting of the Company; and (B) the nearly contemporaneous general meeting of RTL, and in this Article 87 “Business Day” has the same meaning as defined in the Listing Rules of the Australian Securities Exchange. 88 Election or appointment of additional Director The Company may by Ordinary Resolution elect, and without prejudice thereto the Directors shall have power at any time to appoint, any person to be a Director either to fill a casual vacancy or as an additional Director, but so that:- (A) the total number of Directors shall not thereby exceed the maximum number (if any) fixed by or in accordance with these Articles; and (B) the appointment of such Director shall not take effect before such Director has been duly appointed as a director of RTL.

LON55100484/9 162683-0025 69 Any person so appointed by the Directors shall retire at the next Annual General Meeting and shall then be eligible for re-election. 88A Provision if insufficient directors appointed If: (A) any resolution or resolutions for the appointment or re-appointment of the persons eligible for appointment or re-appointment as Directors are put to the annual general meeting and lost; and (B) at the end of that meeting the number of directors is fewer than any minimum number of directors required under Article 73, all retiring Directors who stood for re-appointment at that meeting and were not re- appointed shall be deemed to have been re-appointed as Directors and shall remain in office, but such Directors may only: (i) act for the purpose of filling vacancies and convening General Meetings of the Company; and (ii) perform such duties as are appropriate to maintain the Company as a going concern and to comply with the Company’s legal and regulatory obligations, but not for any other purpose. 89 Vacation of office The office of a Director shall be vacated in any of the following events, namely:- (A) if he or she shall become prohibited by law from acting as a Director or ceases to be a Director by virtue of the Statutes or these Articles; (B) if he or she shall resign by writing under his or her hand left at the Office or if he or she shall offer to resign by notice in writing and the Directors shall resolve to accept such offer; (C) if he or she shall have a bankruptcy order made against him or her or shall compound with his or her creditors generally or shall apply to the court for an interim order under Section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act; (D) a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months; (E) if he or she shall be absent from meetings of the Directors for six months without leave and the Directors shall resolve that his or her office be vacated; (F) if a notice in writing is served upon him or her, signed by not less than three- quarters of the Directors for the time being, to the effect that his or her office as Director shall on receipt (or deemed receipt) of such notice ipso facto be vacated, but so that if he or she holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him or her and the Company; or (G) if he or she shall cease to be a director of RTL.

LON55100484/9 162683-0025 70 90 Removal of Director The Company may in accordance with and subject to the provisions of the Statutes by Ordinary Resolution of which special notice has been given remove any Director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such Director, but without prejudice to any claim he or she may have for damages for breach of any such agreement) and elect another person in place of a Director so removed from office (provided that such person is also elected a director of RTL at the same time) . In default of such election the vacancy arising upon the removal of a Director from office may be filled as a casual vacancy. MEETINGS AND PROCEEDINGS OF DIRECTORS 91 Convening of meetings of Directors Subject to the provisions of these Articles the Directors may meet together for the despatch of business, adjourn and otherwise regulate their proceedings as they think fit. At any time any Director may, and the Secretary at the request of a Director shall, summon a meeting of the Directors. It shall not be necessary to give notice of a meeting of Directors to any Director who is for the time being neither in the United Kingdom nor in Australia. Any Director may waive notice of any meeting and any such waiver may be retroactive. 92 Quorum The quorum necessary for the transaction of business of the Directors may be fixed from time to time by the Directors and unless so fixed at any other number (not being less than three) shall be three. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors. 93 Chair (A) The Directors may elect from their number a Chair and a Deputy Chair (or two or more Deputy Chairs) and determine the period for which each is to hold office. If no Chair or Deputy Chair shall have been appointed or if at any meeting of the Directors no Chair or Deputy Chair shall be present within five minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chair of the meeting. (B) If at any time there is more than one Deputy Chair the right in the absence of the Chair to preside at a meeting of the Directors or of the Company shall be determined as between the Deputy Chairs present (if more than one) by seniority in length of appointment or otherwise as resolved by the Directors. 94 Casting vote Questions arising at any meeting of the Directors shall be determined by a majority of votes. In the case of an equality of votes, the chair of the meeting shall have a second or casting vote.

LON55100484/9 162683-0025 71 95 Number of Directors below minimum The continuing Directors may act notwithstanding any vacancies, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of filling such vacancies or of summoning General Meetings, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a General Meeting for the purpose of appointing Directors. 96 Telephone Board Meetings The Directors, and any committee of the Directors, shall be deemed to meet together if, being in separate locations, they are nonetheless linked by conference telephone or other communication equipment which allows those participating to hear and speak to each other. Such a meeting shall be deemed to take place at the place agreed upon by the Directors attending the meeting provided that at least one of the Directors present at the meeting was at that place for the duration of the meeting. 97 Directors’ written resolutions (A) A Directors’ written resolution of which notice has been given to all Directors is adopted when a majority of Directors entitled to vote on such resolution have: (i) signed one or more copies of it; or (ii) otherwise indicated their agreement to it in writing. (B) Once a Directors’ written resolution has been adopted, it must be treated as if it had been a resolution passed at a Directors’ meeting in accordance with the Articles. (C) For the purposes of this Article the references to Directors include any Alternate Director for the time being present in the United Kingdom or Australia who is appointed by a Director not for the time being in the United Kingdom or Australia or who is unable by reason of illness to sign the resolution in question but do not include any other Alternate Director. 98 Validity of proceedings All acts done by any meeting of Directors, or of any committee or sub-committee of the Directors, or by any person acting as a member of any such committee or sub- committee, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any Director or any of the persons acting as aforesaid, or that any such persons were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of the committee or sub-committee and had been entitled to vote.

LON55100484/9 162683-0025 72 DIRECTORS’ INTERESTS 99 Authorisation of Directors’ interests (A) For the purposes of Section 175 of the Companies Act 2006, the Directors shall have the power to authorise any matter which would or might otherwise constitute or give rise to a breach of the duty of a Director under that Section to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company. (B) Authorisation of a matter under this Article shall be effective only if: (i) the matter in question shall have been proposed in writing for consideration at a meeting of the Directors, in accordance with the board of Directors’ normal procedures or in such other manner as the Directors may determine; (ii) any requirement as to the quorum at the meeting of the Directors at which the matter is considered is met without counting the Director in question and any other interested Director (together the “Interested Directors”); and (iii) the matter was agreed to without the Interested Directors voting or would have been agreed to if the votes of the Interested Directors had not been counted. (C) Any authorisation of a matter under this Article shall extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter so authorised. (D) Any authorisation of a matter under this Article shall be subject to such conditions or limitations as the Directors may determine, whether at the time such authorisation is given or subsequently, and may be terminated by the Directors at any time. A Director shall comply with any obligations imposed on him or her by the Directors pursuant to any such authorisation. (E) A Director shall not, save as otherwise agreed by him or her, be accountable to the Company for any benefit which he or she (or a person connected with him or her) derives from any matter authorised by the Directors under this Article and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit. 99A Directors may have interests (A) Subject to compliance with paragraph (B) of this Article, a Director, notwithstanding his or her office, may have an interest of the following kind: (i) where a Director (or a person connected with him or her) is a director or other officer of, or employed by, or otherwise interested (including by the holding of shares) in any Relevant Company; (ii) where a Director (or a person connected with him or her) is a party to, or otherwise interested in, any contract, transaction or arrangement with a Relevant Company, or in which the Company is otherwise interested;

LON55100484/9 162683-0025 73 (iii) where the Director (or a person connected with him or her) acts (or any firm of which he or she is a partner, employee or member acts) in a professional capacity for any Relevant Company (other than as Auditor) whether or not he or she or it is remunerated therefore; (iv) an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest; (v) an interest, or a transaction or arrangement giving rise to an interest, of which the Director is not aware; (vi) any matter authorised under Article 99(A); or (vii) any other interest authorised by Ordinary Resolution. No authorisation under Article 99 shall be necessary in respect of any such interest. (B) The Director shall declare the nature and extent of any interest permitted under paragraph (A) of this Article, and not falling with paragraph (C) of this Article, at a meeting of the Directors or in the manner set out in Section 184 or 185 of the Companies Act 2006. (C) No declaration of an interest shall be required by a Director in relation to an interest: (i) falling within paragraph (iv), (v) or (vi) of paragraph (A) of this Article; (ii) if, or to the extent that, the other Directors are already aware of such interest (and for this purpose the other Directors are treated as aware of anything of which they ought reasonably to be aware); or (iii) if, or to the extent that, it concerns the terms of his or her service contract (as defined in Section 227 of the Companies Act 2006) that have been or are to be considered by a meeting of the Directors, or by a committee of Directors appointed for the purpose under these Articles. (D) A Director shall not, save as otherwise agreed by him or her, be accountable to the Company for any benefit which he or she (or a person connected with him or her) derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any Relevant Company or for such remuneration, each as referred to in paragraph (A) of this Article, and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit. (E) For the purposes of this Article, “Relevant Company” shall mean: (i) the Company; (ii) a subsidiary undertaking of the Company; (iii) any holding company of the Company or a subsidiary undertaking of any such holding company; (iv) any body corporate promoted by the Company; (v) any body corporate in which the Company is otherwise interested; or

LON55100484/9 162683-0025 74 (vi) RTL and any controlled entity of RTL (within the meaning of the Corporations Act). 100 Restrictions on quorum and voting (A) Save as provided in this Article, and whether or not the interest is one which is authorised pursuant to Article 99 or permitted under Article 99A, a Director shall not be entitled to vote on any resolution in respect of any contract, transaction or arrangement, or any other proposal, in which he or she (or a person connected with him or her) is interested. Any vote of a Director in respect of a matter where he or she is not entitled to vote shall be disregarded. (B) A Director shall not be counted in the quorum for a meeting of the Directors in relation to any resolution on which he or she is not entitled to vote. (C) Subject to the provisions of the Statutes, a Director shall (in the absence of some other interest than is set out below) be entitled to vote, and be counted in the quorum, in respect of any resolution concerning any contract, transaction or arrangement, or any other proposal: (i) in which he or she has an interest of which he or she is not aware; (ii) in which he or she has an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest; (iii) in which he or she has an interest only by virtue of interests in shares, debentures or other securities of the Company, or by reason of any other interest in or through the Company; (iv) which involves the giving of any security, guarantee or indemnity to the Director or any other person in respect of:- (a) money lent or obligations incurred by him or her or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings; or (b) a debt or other obligation of the Company or any of its subsidiary undertakings for which he or she himself or herself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security; (v) concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings:- (a) in which offer he or she is or may be entitled to participate as a holder of securities; or (b) in the underwriting or sub-underwriting of which he or she is to participate; (vi) concerning any other body corporate in which he or she is interested, directly or indirectly and whether as an officer, shareholder, creditor, employee or otherwise, provided that he or she (together with persons connected with him or her) is not the holder of, or beneficially interested in, one per cent or more of the issued equity share capital of any class of such body corporate or of the voting rights available to members of the relevant body corporate;

LON55100484/9 162683-0025 75 (vii) relating to an arrangement for the benefit of the employees or former employees of the Company or any of its subsidiary undertakings which does not award him or her any privilege or benefit not generally awarded to the employees or former employees to whom such arrangement relates; (viii) concerning the purchase or maintenance by the Company of insurance for any liability for the benefit of Directors or for the benefit of persons who include Directors; (ix) concerning the giving of indemnities in favour of Directors; (x) concerning the funding of expenditure by any Director or Directors on (a) defending criminal, civil or regulatory proceedings or actions against him or her or them, (b) in connection with an application to the court for relief, or (c) defending him or her or them in any regulatory investigations, (xi) the doing anything to enable any Director or Directors to avoid incurring expenditure as described in paragraph (x); and (xii) in respect of which his or her interest, or the interest of Directors generally, has been authorised by Ordinary Resolution. (D) Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company (or any body corporate in which the Company is interested), the proposals may be divided and considered in relation to each Director separately. In such case, each of the Directors concerned (if not debarred from voting under sub-paragraph (vi) of paragraph (C) of this Article) shall be entitled to vote, and be counted in the quorum, in respect of each resolution except that concerning his or her own appointment or the fixing or variation of the terms thereof. (E) If a question arises at any time as to whether any interest of a Director prevents him or her from voting, or being counted in the quorum, under this Article, and such question is not resolved by his or her voluntarily agreeing to abstain from voting, such question shall be referred to the chair of the meeting and his or her ruling in relation to any Director other than himself or herself shall be final and conclusive, except in a case where the nature or extent of the interest of such Director has not been fairly disclosed. If any such question shall arise in respect of the chair of the meeting, the question shall be decided by resolution of the Directors and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chair of the meeting (so far as it is known to him or her) has not been fairly disclosed to the Directors. 100A Confidential information (A) Subject to paragraph (B) of this Article, if a Director, otherwise than by virtue of his or her position as Director, receives information in respect of which he or she owes a duty of confidentiality to a person other than the Company, he or she shall not be required: (i) to disclose such information to the Company or to the Directors, or to any Director, officer or employee of the Company; or

LON55100484/9 162683-0025 76 (ii) otherwise use or apply such confidential information for the purpose of or in connection with the performance of his or her duties as a Director. (B) Where such duty of confidentiality arises out of a situation in which the Director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company, paragraph (A) of this Article shall apply only if the conflict arises out of a matter which has been authorised under Article 99 above or falls within Article 99A above. (C) This Article is without prejudice to any equitable principle or rule of law which may excuse or release the Director from disclosing information, in circumstances where disclosure may otherwise be required under this Article. 101 Directors’ interests - general (A) For the purposes of Articles 99 to 101:- (i) an interest of a person who is connected with a Director shall be treated as an interest of the Director; and (ii) Section 252 of the Companies Act 2006 shall determine whether a person is connected with a Director. (B) Where a Director has an interest which can reasonably be regarded as likely to give rise to a conflict of interest, the Director may, and shall if so requested by the Directors take such additional steps as may be necessary or desirable for the purpose of managing such conflict of interest, including compliance with any procedures laid down from time to time by the Directors for the purpose of managing conflicts of interest generally, and/or any specific procedures approved by the Directors for the purpose of or in connection with the situation or matter in question, including, without limitation: (i) absenting himself or herself from any meetings of the Directors at which the relevant situation or matter falls to be considered; and (ii) not reviewing documents or information made available to the Directors generally in relation to such situation or matter and/or arranging for such documents or information to be reviewed by a professional adviser to ascertain the extent to which it might be appropriate for him or her to have access to such documents or information. (C) The Company may by Ordinary Resolution ratify any contract, transaction or arrangement, or other proposal, not properly authorised by reason of a contravention of any provisions of Articles 99 to 101. COMMITTEES OF THE DIRECTORS 102 Appointment and constitution of committees The Directors may delegate any of their powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to committees. Any such

LON55100484/9 162683-0025 77 committee shall, unless the Directors otherwise resolve, have power to sub-delegate to sub-committees any of the powers or discretions delegated to it. Any such committee or sub-committee shall consist of one or more Directors and (if thought fit) one or more other named persons or persons to be co-opted as hereinafter provided. Insofar as any such power or discretion is delegated to a committee or sub- committee, any reference in these Articles to the exercise by the Directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise thereof by such committee or sub-committee. Any committee or sub- committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorise the co-option to the committee or sub- committee of persons other than Directors and may provide for members who are not Directors to have voting rights as members of the committee or sub-committee but so that:- (A) the number of members who are not Directors shall be less than one-half of the total number of members of the committee or sub-committee; and (B) no resolution of the committee or sub-committee shall be effective unless a majority of the members of the committee or sub-committee present throughout the meeting are Directors. 103 Proceedings of committee meetings The meetings and proceedings of any such committee or sub-committee consisting of two or more persons shall be governed mutatis mutandis by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are not superseded by any regulations made by the Directors under the last preceding Article. POWERS OF DIRECTORS 104 General powers The business and affairs of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not by the Statutes or by these Articles required to be exercised by the Company in General Meeting subject nevertheless to any regulations of these Articles, to the provisions of the Statutes and to such regulations as may be prescribed by Special Resolution of the Company, but no regulation so made by the Company shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article. 105 Powers and obligations in relation to the Sharing Agreement The Company having entered into the Sharing Agreement and the Deed Poll Guarantee, the Directors are authorised and directed to carry into effect the provisions of the Sharing Agreement and the Deed Poll Guarantee and any further or other agreements or arrangements contemplated by such Agreement and Guarantee and nothing done by any Director in good faith pursuant to such authority and obligations shall constitute a breach of the fiduciary duties of such Director to

LON55100484/9 162683-0025 78 the Company or to the members of the Company. In particular, but without limitation to the generality of the foregoing:- (A) the Directors are authorised to provide RTL and any officer, employee or agent of RTL with any information relating to the Company; and (B) subject to the terms of the Sharing Agreement, the Directors are authorised to enter into, operate, and carry into effect any further or other agreements or arrangements with or in connection with RTL and do all such things as in the opinion of the Directors of the Company are necessary or desirable for carrying into effect the provisions of the Sharing Agreement and the Deed Poll Guarantee or for the furtherance, maintenance or development of the relationship with RTL constituted by or arising out of any agreement mentioned in or made in accordance with this Article. 106 Deleted 107 Appointment of attorney The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him or her. 108 Signature on cheques etc.All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine. 109 Borrowing powers (A) Subject as hereinafter provided and to the provisions of the Statutes the Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property (present or future) and uncalled capital or any part or parts thereof, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party. (B) The Directors shall restrict the borrowings of the Company and exercise all voting and other rights and powers of control exercisable by the Company in relation to its subsidiaries so as to secure that the aggregate amount for the time being remaining undischarged of all moneys borrowed by:- (i) the Company and any of its subsidiaries; and (ii) RTL and any of its Corporations Act Subsidiaries (exclusive of moneys borrowed by any company in the Rio Tinto Group from and for the time being owing to any other company in the Rio Tinto Group or any company in the RTL Group or by any company in the RTL Group from and for the time being owing to any other company

LON55100484/9 162683-0025 79 in the RTL Group or any company in the Rio Tinto Group) shall not at any time without the previous sanction of an Ordinary Resolution of the Company exceed one and a half times the Unified Group Share Capital and Reserves. (C) No person dealing with the Company shall by reason of the foregoing provision be concerned to see or inquire whether this limit is observed, and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had at the time when the debt was incurred or security given express notice that the limit hereby imposed had been or would thereby be exceeded. (D) For the purposes aforesaid:- (i) the expression “Unified Group Share Capital and Reserves” means at any time:- (a) the amount standing to the credit of the unified share capital account (by whatever name called) of the Company and RTL; plus (b) the aggregate amount standing to the credit of the unified reserves (including any share premium account or capital redemption reserve and the unified profit and loss account of the Company and its subsidiary undertakings and RTL and its controlled entities), all as shown in the latest published audited unified balance sheet of the Company and its subsidiary undertakings and RTL and its controlled entities, which in this Article shall have the meaning given to that expression in the Corporations Act but:- (I) adjusted as may be necessary and appropriate to take account of any increase in or reduction of the issued and paid-up share capital of the Company or RTL since the date to which the said unified balance sheet shall have been made up and any distributions (other than dividends paid out of profits earned since such date) in cash or in specie made from such reserves or profit and loss account since such date; (II) excluding any sums set aside for taxation and any share capital or reserves derived from any writing-up by way of revaluation after the date of adoption of these Articles of the Company or any of its subsidiary undertakings or RTL or any of its controlled entities (or, in the case of a company becoming a subsidiary undertaking of the Company or a controlled entity of RTL after that date, the date on which such company became such a subsidiary undertaking or controlled entity) of the book values of any fixed assets; (III) deducting any amount for goodwill or any other intangible asset shown as an asset in such unified balance sheet;

LON55100484/9 162683-0025 80 (IV) not including any amounts attributable to minority interests in subsidiary undertakings of the Company or in controlled entities of RTL; and (V) after making such adjustments as the Auditors may consider appropriate (including without prejudice to the generality of the foregoing any adjustments considered appropriate in respect of any shares or other securities or any business or undertaking or part thereof acquired in whole or in part in exchange for or out of the proceeds of issue of any shares of the Company or RTL or in respect of any subsidiary undertaking of the Company or controlled entity of RTL not dealt with by the said unified balance sheet); (ii) moneys borrowed for the purpose of and within four months applied in repaying other borrowed moneys falling to be taken into account shall not themselves be taken into account until such application; (iii) there shall be excluded from moneys borrowed by any company in the Rio Tinto Group or any company in the RTL Group any such moneys borrowed which is a Project Finance Borrowing. The expression “Project Finance Borrowing” means moneys borrowed to finance a project:- (a) which is borrowed by a single purpose company (being a company in the Rio Tinto Group or the RTL Group) whose principal assets and business are constituted by such project and whose liabilities in respect of such moneys borrowed are not the subject of a guarantee, indemnity or any other form of assurance, undertaking or financial support from another company in the Rio Tinto Group or the RTL Group except as expressly provided for in sub-paragraph (b)(III) below; or (b) in respect of and in connection with which the lender or lenders making such moneys borrowed available to the relevant borrower (being a company in the Rio Tinto Group or the RTL Group) have no recourse whatsoever to a company in the Rio Tinto Group or the RTL Group for the repayment of or payment of any sum relating to such moneys borrowed other than:- (I) recourse to the borrower for amounts limited to the aggregate cash flow or net cash flow (other than historic cash flow or historic net cash flow) from such project; and/or (II) recourse to the borrower for the purpose only of enabling amounts to be claimed in respect of such moneys borrowed upon an enforcement of a security interest given by the borrower over the assets comprised in such project and/or by any shareholder or the like in the borrower over its shares or the like in the capital of the borrower to secure such moneys

LON55100484/9 162683-0025 81 borrowed and/or any recourse permitted by paragraph (III) below, provided that (A) the extent of such recourse to the borrower is limited solely to the amount of any recoveries made on any such enforcement, and (B) such person or persons are not entitled, by virtue of any right or claim arising out of or in connection with such moneys borrowed, to commence proceedings for the winding-up or dissolution of the borrower or to appoint or procure the appointment of any receiver, trustee or similar person or official in respect of the borrower or any of its assets (save for the assets the subject of such security interest); and/or (III) recourse to the borrower, or another company in the Rio Tinto Group or the RTL Group under a guarantee, indemnity or other form of assurance, undertaking or financial support, which in any case (A) is limited to a claim for damages for breach of an obligation (not being a payment obligation) of the person against whom such recourse is available, and/or (B) entitles the creditor for such moneys borrowed, upon default by the borrower, such person or any other person, to require a payment to be made (whether to or for the benefit of such creditor, the borrower or another person) provided that, in the case of (B), where such payment is capable of being for an amount which is material either alone or as a percentage of the moneys borrowed financing the project, such recourse is capable of being called on only during the period prior to practical completion of the project or of that proportion of the project being financed by such moneys borrowed; (iv) the certificate of the Auditors as to the amount of the Unified Group Share Capital and Reserves at any time shall be conclusive and binding on all concerned. SECRETARY 110 The Secretary shall be appointed by the Directors on such terms and for such period as they may think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him or her and the Company. If thought fit two or more persons may be appointed as Joint Secretaries. The Directors may also appoint from time to time on such terms as they may think fit one or more Deputy and/or Assistant Secretaries.

LON55100484/9 162683-0025 82 THE SEAL 111 (A) The Directors shall provide for the safe custody of the Seal and any Securities Seal and neither shall be used without the authority of the Directors or of a committee authorised by the Directors in that behalf. The Securities Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued. (B) Every instrument to which the Seal or the Securities Seal shall be affixed (other than a certificate for or evidencing shares, debentures or other securities (including options) issued by the Company) shall be signed autographically by one Director and the Secretary or by two Directors. (C) The Company may exercise the powers conferred by the Statutes with regard to having an official seal for use abroad and such powers shall be vested in the Directors. (D) Any instrument signed by:- (i) one Director and the Secretary; (ii) by two Directors; or (iii) by a Director in the presence of a witness who attests the signature, and expressed to be executed by the Company shall have the same effect as if executed under the Seal, provided that no instrument which makes it clear on its face that it is intended to have effect as a deed shall be so signed without the authority of the Directors or of a committee authorised by the Directors in that behalf. AUTHENTICATION OF DOCUMENTS 112 Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any document affecting the constitution of the Company and any resolution passed at a shareholders meeting or at a meeting of the Directors or any committee, and any book, record, document or account relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any book, record, document or account is elsewhere than at the Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of any such resolution, or an extract from the minutes of any such meeting, which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

LON55100484/9 162683-0025 83 PROFITS AND RESERVES 113 Establishment of reserves The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits. In carrying sums to reserve and in applying the same the Directors shall comply with the provisions of the Statutes. 114 Business bought as from past date Subject to the provisions of the Statutes, where any asset, business or property is bought by the Company as from a past date the profits and losses thereof as from such date may at the discretion of the Directors in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company. Subject as aforesaid, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the Directors be treated as revenue, and it shall not be obligatory to capitalise the same or any part thereof. DIVIDENDS 115 Dividends If and so far as in the opinion of the Directors the profits of the Company justify such payments, the Directors may pay dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit. Provided the Directors act in good faith they shall not incur any liability to the holders of any shares for any loss they may suffer by the lawful payment, on any other class of shares having rights ranking after or pari passu with those shares, of any such dividend as aforesaid. 116 Distribution in specie The Company may upon the recommendation of the Directors by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets (and in particular of paid-up shares or debentures of any other company) or by procuring the receipt by shareholders of specific assets and the Directors shall give effect to such resolution. Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates, may fix the value for distribution of such specific assets or any part thereof, may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

LON55100484/9 162683-0025 84 117 No dividend except out of profits No dividend shall be paid otherwise than out of profits available for distribution under the provisions of the Statutes. 118 Ranking of shares for dividend Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, all dividends shall (as regards any shares not fully paid throughout the period in respect of which the dividend is paid) be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid. For the purposes of this Article no amount paid on a share in advance of calls shall be treated as paid on the share. 119 Manner of payment of dividends (A) Any dividend or other moneys payable on or in respect of a share shall be paid to the member or to such other person as the member (or, in the case of joint holders of a share, all of them) may in writing direct (such member or other person, as applicable, being the “payee”). Such dividend or other moneys may be paid by such method or combination of methods as the Directors, in their absolute discretion, may determine. Different methods of payment may apply to different members or groups of members. Without limiting any other method of payment that the Directors may determine, the Directors may determine that the payment shall be made wholly or partly: (i) by cheque sent by post to the payee or, where there is more than one payee, to any one of them; or (ii) by inter-bank transfer or by electronic means or by any other means to such account (of a type approved by the Directors) as the payee or payees shall in writing direct; or (iii) using the facilities of a relevant system; or (iv) by such other method of payment as the Directors may determine. Payment of a cheque by the bank upon whom it is drawn, or any transfer or payment within paragraphs (A)(ii), (A)(iii) or (A)(iv) above, shall be a good discharge to the Company and every such cheque shall be sent at the risk of the person or persons entitled to the money represented thereby. Any direction required to be given in writing pursuant to this Article may be given in such other manner as the Directors may determine. (B) Subject to the provisions of these Articles and to the rights attaching to any shares, any dividend or other moneys payable on or in respect of a share may be paid in such currency as the Directors may determine. (C) If the Directors determine in accordance with paragraph (A) of this Article that more than one method of payment of a dividend or other moneys payable in respect of a share may be used to pay any member or group of members, the Company may notify the relevant members:- (i) of the methods of payment determined by the Directors; and (ii) that the members may nominate one of these methods of payment in writing or in such other manner as the Directors may determine,

LON55100484/9 162683-0025 85 and if any member does not nominate a method of payment pursuant to paragraph (C)(ii) of this Article, the dividend or other moneys may be paid by such method as the Directors may determine. (D) If the Directors determine in accordance with paragraph (A) of this Article that only one method of payment of a dividend or other moneys payable in respect of a share may be used to pay any member or group of members, the Company may notify the relevant members accordingly. (E) If the Directors determine that a payment of a dividend or other moneys payable in respect of a share to any member or group of members shall be made to an account (of a type approved by the Directors) nominated by a payee, but the payee does not nominate such an account, or does not provide the details necessary to enable the Company to make a payment to the nominated account, or a payment to the nominated account is rejected or refunded, the Company shall treat the payment as an unclaimed dividend and Article 125 shall apply. 120 Uncashed dividend cheques The Company may cease to send any cheque, warrant or order by post for any dividend on any shares which is normally paid in that manner if in respect of at least two consecutive dividends payable on those shares the cheque, warrant or order has been returned undelivered or remains uncashed but, subject to the provisions of these Articles, shall recommence sending cheques, warrants or orders in respect of the dividends payable on those shares if the holder or person entitled by transmission claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way. 121 Joint holders If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder or otherwise by operation of law, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share. 122 Record date for dividends Any resolution for the declaration or payment of a dividend on shares of any class, whether a resolution of the Company in General Meeting or a resolution of the Directors, may specify that such dividend shall be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares. 123 No interest on dividends No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.

LON55100484/9 162683-0025 86 124 Retention of dividends (A) The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the moneys payable to the Company in respect of that share. (B) The Directors may retain the dividends payable upon shares: (i) in respect of which any person is entitled to become a member under the provisions as to the transmission of shares contained in these Articles, until such person shall become a member in respect of such shares; or (ii) which any person is under those provisions entitled to transfer until such person shall transfer the same. 125 Unclaimed dividend The payment by the Directors of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof and any dividend unclaimed shall be forfeited and shall revert to the Company if:- (A) the dividend has remained unclaimed for 12 years from the date on which such dividend was declared or became due for payment; or (B) the share in respect of which the dividend is payable is sold pursuant to Article 45. 126 Waiver of dividend The waiver in whole or in part of any dividend on any share by any document (whether or not executed as a deed) shall be effective only if such document is in writing and is signed or authenticated in accordance with Article 138A by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company. CAPITALISATION OF PROFITS AND RESERVES 127 (A) Subject to the provisions of Article 33, the Directors may, with the sanction of an Ordinary Resolution of the Company, capitalise any sum standing to the credit of any of the Company’s reserve accounts (including any share premium account, capital redemption reserve or other undistributable reserve) or any sum standing to the credit of profit and loss account. (B) Such capitalisation shall be effected by appropriating such sum to the holders of Ordinary Shares on the Register at the close of business on the date of the resolution (or such other date as may be specified therein or determined as therein provided) in proportion to their then holdings of Ordinary Shares and applying such sum on their behalf in paying up in full unissued Ordinary Shares (or, subject to any special rights previously conferred on any shares or class of shares for the time being

LON55100484/9 162683-0025 87 issued, unissued shares of any other class) for allotment and distribution credited as fully paid up to and amongst them as bonus shares in the proportion aforesaid. (C) The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation, with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for any such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned. SCRIP DIVIDENDS 128 (A) Subject to the provisions of Article 33, and as hereinafter provided, the Directors may offer to shareholders the right to receive, in lieu of dividend (or part thereof), an allotment of new Ordinary Shares credited as fully paid. (B) The Directors shall not make such an offer unless so authorised by an Ordinary Resolution passed at any General Meeting, which authority may extend to dividends declared or paid prior to the fifth Annual General Meeting of the Company occurring thereafter. (C) The Directors may either offer such rights of election in respect of the next dividend (or part thereof) proposed to be paid; or may offer such rights of election in respect of that dividend and all subsequent dividends, until such time as the election is revoked; or may allow shareholders to make an election in either form. (D) The basis of allotment on each occasion shall be determined by the Directors so that, as nearly as may be considered convenient, the value of the Ordinary Shares to be allotted in lieu of any amount of dividend shall equal such amount. For such purpose the value of an Ordinary Share shall be the average of the middle market quotations of an Ordinary Share in registered form on the London Stock Exchange, as derived from the Daily Official List, on each of the first five business days on which such Ordinary Shares are quoted ex the relevant dividend. (E) If the Directors determine to offer such rights of election they shall give notice in writing to ordinary shareholders of such rights or shall advertise such offer in one leading daily newspaper published in London, and in such other newspapers (if any) as they shall think fit, and shall specify the procedures to be followed in order to exercise such rights provided that they need not give such notice to a shareholder who has previously made, and has not revoked, an earlier election to receive Ordinary Shares in lieu of all future dividends, but instead shall send him or her a reminder that he or she has made such an election, indicating how that election may be revoked in time for the next dividend proposed to be paid, or shall advertise such reminder in one leading daily newspaper in London, and in such other newspapers (if any) as they shall think fit. (F) On each occasion the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on Ordinary Shares

LON55100484/9 162683-0025 88 in respect of which an election under this Article has been duly exercised and has not been revoked (the elected Ordinary Shares) and in lieu thereof additional shares (but not any fraction of a share) shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment determined as aforesaid. For such purpose the Directors shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve fund) or profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of additional Ordinary Shares to be allotted on that occasion on such basis and shall apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the holders of the elected Ordinary Shares on such basis. (G) The additional Ordinary Shares so allotted on any occasion shall rank pari passu in all respects with the fully-paid Ordinary Shares then in issue save only as regards participation in the relevant dividend. (H) Article 127 shall apply (mutatis mutandis) to any capitalisation made pursuant to this Article. (I) No fraction of an Ordinary Share shall be allotted. The Directors may make such provisions as they think fit for any fractional entitlements including, without limitation, provisions whereby, in whole or in part, the benefit thereof accrues to the Company and/or under which fractional entitlements are accrued and/or retained and in either case accumulated on behalf of any ordinary shareholder. (J) The Directors may determine that rights of election shall not be made available to any ordinary shareholders with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of rights of election would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination. (K) In relation to any particular proposed dividend the Directors may in their absolute discretion decide (i) that shareholders shall not be entitled to make any election in respect thereof and that any election previously made shall not extend to such dividend or (ii) at any time prior to the allotment of the Ordinary Shares which would otherwise be allotted in lieu thereof, that all elections to take shares in lieu of such dividend shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it. ACCOUNTS 129 Accounting records Accounting records sufficient to show and explain the Company’s transactions and otherwise complying with the Statutes shall be kept at the Office, or at such other place as the Directors think fit, and shall always be open to inspection by the officers of the Company. Subject as aforesaid no member of the Company or other person shall have any right of inspecting any account or book or document of the Company except as conferred by statute or ordered by a court of competent jurisdiction or authorised by the Directors.

LON55100484/9 162683-0025 89 130 Copies of accounts for members (A) Subject as provided in paragraph (B) of this Article, a copy of the Company’s annual accounts and report which are to be laid before a General Meeting of the Company (including every document required by law to be comprised therein or attached or annexed thereto) shall not less than 21 days before the date of the meeting be sent to every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or of these Articles. (B) Paragraph (A) of this Article shall not require a copy of these documents to be sent to any member to whom a summary financial statement is sent in accordance with the Statutes nor to more than one of joint holders nor to any person of whose postal address the Company is not aware, but any member or holder of debentures to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office. (C) Subject to the Statutes, the requirements of paragraph (A) of this Article shall be deemed satisfied in relation to any person by sending to the person, instead of a copy of these documents, a strategic report with supplementary material which shall be in the form and containing the information prescribed by the Statutes. 131 Validity of Auditor’s acts Subject to the provisions of the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his or her appointment or that he or she was at the time of his or her appointment not qualified for appointment or subsequently became disqualified. 132 Auditor’s right to attend General Meetings An Auditor shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting which any member is entitled to receive and to be heard at any General Meeting on any part of the business of the meeting which concerns him or her as Auditor. COMMUNICATIONS WITH MEMBERS 133 Service of notices (A) The Company may, subject to and in accordance with the Companies Acts and these Articles, send or supply all types of notices, documents or information to members by electronic means and/or by making such notices, documents or information available on a website. (B) The Company Communications Provisions have effect for the purposes of any provision of the Companies Acts or these Articles that authorises or requires notices, documents or information to be sent or supplied by or to the Company. (C) Any notice, document or information (including a share certificate) which is sent or supplied by the Company in hard copy form, or in electronic form but to be delivered other than by electronic means, and which is sent by pre-paid post and properly addressed shall be deemed to have been received by the intended recipient

LON55100484/9 162683-0025 90 at the expiration of 24 hours (or, where first class mail is not employed, 48 hours) after the time it was posted, and in proving such receipt it shall be sufficient to show that such notice, document or information was properly addressed, pre-paid and posted. (D) Any notice, document or information which is sent or supplied by the Company by electronic means shall be deemed to have been received by the intended recipient when the transmission is sent, and in proving such receipt it shall be sufficient to show that such notice, document or information was properly addressed. (E) Any notice, document or information which is sent or supplied by the Company by means of a website shall be deemed to have been received when the material was first made available on the website or, if later, when the recipient received (or is deemed to have received) notice of the fact that the material was available on the website. (F) The accidental failure to send, or any failure to send due to circumstances beyond the Company’s control, or the non-receipt by any person entitled to, any notice of or other document or information relating to any meeting or other proceeding shall not invalidate the relevant meeting or proceeding. (G) The provisions of this Article shall have effect in place of the Company Communications Provisions relating to deemed delivery of notices, documents or information. 134 Joint holders (A) Anything which needs to be agreed or specified by the joint holders of a share shall for all purposes be taken to be agreed or specified by all the joint holders where it has been agreed or specified by the joint holder whose name stands first in the Register in respect of the share. (B) Any notice, document or information which is authorised or required to be sent or supplied to joint holders of a share may be sent or supplied to the joint holder whose name stands first in the Register in respect of the share, to the exclusion of the other joint holders. For such purpose, a joint holder having no registered address in the United Kingdom or Australia and not having supplied an address within the United Kingdom or Australia for the service of notices may, subject to the Statutes, be disregarded. (C) The provisions of this Article shall have effect in place of the Company Communications Provisions regarding joint holders of shares. 135 Deceased and bankrupt members (A) A person who claims to be entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law shall supply to the Company: (i) such evidence as the Directors may reasonably require to show his or her title to the share; and (ii) an address at which notices may be sent or supplied to such person, whereupon he or she shall be entitled to have sent or supplied to him or her at such address any notice, document or information to which the said member would have

LON55100484/9 162683-0025 91 been entitled. Any notice, document or information so sent or supplied shall for all purposes be deemed to be duly sent or supplied to all persons interested (whether jointly with or as claiming through or under him or her) in the share. (B) Save as provided by paragraph (A) above, any notice, document or information sent or supplied to the address of any member in pursuance of these Articles shall, notwithstanding that such member be then dead or bankrupt or in liquidation, and whether or not the Company has notice of his or her death or bankruptcy or liquidation, be deemed to have been duly sent or supplied in respect of any share registered in the name of such member as sole or first-named joint holder. (C) The provisions of this Article shall have effect in place of the Company Communications Provisions regarding the death or bankruptcy of a holder of shares in the Company. 136 Overseas members A member whose registered address is not within the United Kingdom or Australia and who sends to the Company an address within the United Kingdom or Australia at which a document or information may be sent to the member shall be entitled to have the document or information sent to the member at that address (provided that, in the case of a document or information sent by electronic means, including without limitation any notification required by the Statutes that the document or information is available on a website, the Company shall not, in its absolute discretion, be required to send the document or information to such address including, without limitation, in circumstances in which the Company considers that the sending of the document or information to such address using electronic means would or might infringe the laws of any other jurisdiction) but otherwise: (A) no such member shall be entitled to receive any document or information from the Company; and (B) without prejudice to the generality of the foregoing, any notice of a General Meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such General Meeting. 137 Uncontactable members If on two consecutive occasions notices or other documents have been sent in hard copy form through the post to any member at his or her registered address or his or her address for service of notices but have been returned undelivered, or returned to the Company in circumstances where the Company may reasonably assume that notices and communications sent to the registered address will not be received by the member, such member shall not from then on be entitled to receive notices or other documents from the Company until he or she shall have communicated with the Company and supplied in writing a new registered address or address within the United Kingdom or Australia for the service of notices. 138 Suspension of postal services If at any time by reason of the suspension or curtailment of postal services within the United Kingdom or Australia the Company is unable to give notice by post in hard copy form of a shareholders’ meeting, such notice shall be deemed to have been

LON55100484/9 162683-0025 92 given to all members entitled to receive such notice in hard copy form if such notice is advertised in at least one national newspaper in the United Kingdom and in Australia and such notice shall be deemed to have been given on the day when such advertisements appear (or, if they appear on different dates, then on the later of such dates). In any such case, the Company shall:- (A) make such notice available on its website from the date of such advertisement until the conclusion of the meeting or any adjournment thereof; and (B) send confirmatory copies of the notice by post to such members if at least seven days prior to the meeting the posting of notices again becomes practicable. 138A Signature or authentication of documents sent by electronic means Where these Articles require a notice or other document to be signed or authenticated by a member or other person then any notice or other document sent or supplied by electronic means is sufficiently authenticated in any manner authorised by the Company Communications Provisions or in such other manner as may be approved by the Directors. The Directors may designate mechanisms for validating any such notice or other document, and any such notice or other document not so validated by use of such mechanisms shall be deemed not to have been received by the Company. 139 Statutory provisions as to notices Nothing in this or any of the preceding seven Articles shall affect any provision of the Statutes that requires or permits any particular notice, document or information to be sent or applied in any particular manner. WINDING UP 140 Directors’ power to petition The Directors shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up. 141 Distribution of assets in specie Subject to the provisions of Article 3, if the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the Court) the Liquidator may, with the authority of a Special Resolution, divide among the members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he or she deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the Liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

LON55100484/9 162683-0025 93 DESTRUCTION OF DOCUMENTS 142 Subject to compliance with the requirements of any relevant system applicable to shares of the Company in uncertificated form, the Company shall be entitled to destroy:- (A) all instruments of transfer or other documents which have been registered or on the basis of which registration was made at any time after the expiration of seven years from the date of registration thereof; (B) all Share Warrants (including coupons or talons detached therefrom) which shall have been cancelled at any time after the expiration of seven years from the date of cancellation thereof; (C) all registered share certificates and dividend mandates which have been cancelled or have ceased to have effect at any time after the expiration of three years from the date of such cancellation or cessation; and (D) all notifications of change of name or address after the expiration of one year from the date of recording thereof; and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate, Share Warrant, coupon or talon so destroyed was a valid and effective document duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:- (i) the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant; (ii) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; (iii) references herein to the destruction of any document include references to the disposal thereof in any manner; and (iv) the provisions aforesaid shall not apply so as to prevent the destruction of a document after the expiration of one year from the relevant date if a complete record of that document has been stored on a data storage medium, from which an exact reproduction of that document may in principle be obtained, and the records so stored are retained by the Company for at least the period imposed by the above provisions in respect of the original document.

LON55100484/9 162683-0025 94 DIRECTORS’ LIABILITIES 143 Indemnity (A) Subject to the provisions of, and so far as may be permitted and consistent with, the Statutes and rules made by the UK Listing Authority, every Director, Secretary, other officer of the Company and each of the Associated Companies of the Company (including any former officer) shall be indemnified by the Company out of its own funds against: (i) any liability incurred by or attaching to him or her in connection with any negligence, default, breach of duty or breach of trust by him or her in relation to the Company or any Associated Company of the Company other than: (a) any liability to the Company or any Associated Company; (b) any liability of the kind referred to in Section 234(3) of the Companies Act 2006; and (ii) any other liability incurred by or attaching to him or her in the actual or purported execution and/or discharge of his or her duties and/or the exercise or purported exercise of his or her powers and/or otherwise in relation to or in connection with his or her duties, powers or office. (B) Subject to the Companies Acts and rules made by the UK Listing Authority the Company may indemnify a Director of the Company and any Associated Company of the Company if it is the trustee of an occupational pension scheme (within the meaning of Section 235(6) of the Companies Act 2006). (C) Where a Director, Secretary or other officer (including any former officer) is indemnified against any liability in accordance with this Article 143, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him or her in relation thereto. 143A Insurance (A) Without prejudice to Article 143 above, the Directors shall have power to purchase and maintain insurance for or for the benefit of: (i) any persons who are or were at any time Directors, officers (including any former officer) or employees of any Relevant Company (as defined in paragraph (B) of this Article); or (ii) any persons who are or were at any time trustees of any pension fund or employees’ share scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to any Relevant Company, or any such pension fund or

LON55100484/9 162683-0025 95 employees’ share scheme (and all costs, charges, losses, expenses and liabilities incurred by him or her in relation thereto). (B) For the purpose of paragraph (A) of this Article, “Relevant Company” shall mean the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of such other body and shall include RTL and any controlled entity of RTL (within the meaning of the Corporations Act). 143B Defence expenditure (A) Subject to the provisions of and so far as may be permitted by the Statutes and the rules made by the UK Listing Authority, the Company: (i) may provide a Director, Secretary or other officer of the Company or any Associated Company of the Company (including any former officer) with funds to meet expenditure incurred or to be incurred by him or her in defending any criminal or civil proceedings in connection with any negligence, default, breach of duty or breach of trust by him or her in relation to the Company or an Associated Company of the Company or in connection with any application for relief under the provisions mentioned in Section 205(5) of the Companies Act 2006; and (ii) may do anything to enable any such Director, Secretary or other officer (including any former officer) to avoid incurring such expenditure. (B) The terms set out in Section 205(2) of the Companies Act 2006 shall apply to any provision of funds or other things done under paragraph (A) of this Article. (C) Subject to the provisions of and so far as may be permitted by the Statutes and rules made by the UK Listing Authority, the Company:- (i) may provide a Director, Secretary or other officer of the Company or any Associated Company of the Company (including any former officer) with funds to meet expenditure incurred or to be incurred by him or her in defending himself or herself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him or her in relation to the Company or any Associated Company of the Company; and (ii) may do anything to enable any such Director, Secretary or other officer (including any former officer) to avoid incurring such expenditure.

LON55100484/9 162683-0025 96 FURTHER PROVISION ON SHARES IN UNCERTIFICATED FORM 144 (A) Subject to the statutes and the rules (as defined in the Regulations), the Directors may determine that any class of shares may be held in uncertificated form and that title to such shares may be transferred by means of a relevant system or that shares of any class should cease to be held and transferred as aforesaid. (B) The provisions of these Articles shall not apply to shares of any class which are in uncertificated form to the extent that such Articles are inconsistent with:- (i) the holding of shares of that class in uncertificated form; (ii) the transfer of title to shares of that class by means of a relevant system; or (iii) any provision of the Regulations.